Exhibit 10.18

SUBLEASE

SUBLEASE (“Sublease”) dated as of November 16, 2011 between 2TOR, INC., a Delaware corporation having an office at Suite 6024, Pier 60, Chelsea Piers, New York, NY 10011 (“Sublandlord”), and NOODLE EDUCATION, INC., a New York corporation having an address at Pier 59, Chelsea Piers, New York, NY 10011 (“Subtenant”).

BACKGROUND

WHEREAS, by Sublease dated as of November 11, 2009, a copy of which together with amendments thereto is annexed hereto as Schedule “A” and made a part hereof (as the same may be amended, restated or supplemented from time to time, the “Primary Sublease”), Sublandlord leased from Chelsea Piers L.P., a New York limited partnership, the interest of which having been subsequently assigned to Waterfront Services I LLC , a Delaware limited liability company (“Primary Sublandlord”), approximately 8,000 rentable square feet on level 2 (the “Primary Subleased Premises”) in the building located at Pier 59 in New York, NY (the “Building”), being part of the project commonly known as Piers 59, 60, 61 and 62 (the “Chelsea Piers”);

WHEREAS, by Sublease dated as of November 12, 2009 (the “Quick Sublease”) Sublandlord subleased to Q International Courier, Inc., d/b/a/ Quick International Courier (“Quick”), 37% of the Primary Subleased Premises;

WHEREAS, the Primary Sublease and the Q Sublease are subject and subordinate to that certain lease dated as of June 24, 1994 (which lease, as same may now or hereafter be modified, amended or assigned, is hereinafter referred to as the “ Master Lease ”), between the New York State Department of Transportation (the New York State Department of Transportation and any entity that is an assignee or successor, as lessor, is hereinafter referred to as the “Landlord”), as lessor, and Primary Sublandlord, as lessee, under which Primary Sublandlord leased the Chelsea Piers from Landlord; and

WHEREAS, Subtenant intends to sublease from Sublandlord a portion of the Primary Subleased Premises agreed to contain approximately 66% of the usable area of the Primary Subleased Premises, being illustrated on the floor plan attached hereto as Exhibit “A” (by the un-cross-hatched areas and the cross-hatched areas marked as “common areas”) and made a part hereof (the “Subleased Premises”), on the terms and conditions set forth in this Sublease (those portions of the Subleased Premises that will be jointly utilized by Quick and Subtenant are cross-hatched and labeled “Common Areas” on Exhibit “A” and are herein referred to as the “Common Areas,” and those portions of the Primary Subleased Premises that are not designated either as the Subleased Premises or as part of the Common Areas on Exhibit  “A” are herein referred to as “Quick’s Exclusive Premises”),

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound, Sublandlord and Subtenant agree as follows:

1.              Definitions/Background. Each capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Primary Sublease. The Background of this Sublease is incorporated herein as if set forth in full.

2.              Subleased Premises; Construction. Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises. Sublandlord represents and warrants to Subtenant that, to the best of Sublandlord’s actual knowledge: (i) the copy of the Master Lease provided by Sublandlord to Subtenant is true, correct and complete, is in full force and effect and has not been amended, (ii) the Master Lease expires on June 24, 2014, (iii) there is no present default on the part of the Sublandlord or Primary Sublandlord under the Primary Sublease, or Primary Sublandlord or Landlord under the Master Lease, and (iv) no consent of Primary Sublandlord (other than the consent contained in the Primary Sublease) or Landlord or Quick is required for this Sublease and the entering into of this Sublease will not violate any provision of the Primary Sublease, the Quick Sublease or the Master Lease. Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant’s purposes. The taking of possession of the Subleased Premises shall be deemed Subtenant’s acknowledgement that the same have been delivered in the condition required hereunder. Subtenant acknowledges that the sole purpose of any floor plan attached to the Sublease is to identify the location of the area shown on such plan in the Building. Sublandlord makes no representation and warranty as to the usable or rentable square footage of the Subleased Premises or any other area of the Building.

3.           Sublease Term.

a.             This Sublease shall commence on the earlier of the completion of construction on and Sublandlord’s moving to Sublandlord’s new space (targeted for November 1, 2011) or the date Subtenant’s first occupying any portion of the Subleased Premises for purposes of conducting its business therein (the “Sublease Commencement Date”). Unless sooner terminated pursuant to any provision in this Sublease, this Sublease shall continue until the first to occur of (i) the day immediately preceding the Termination Date, as such term is defined in the Primary Sublease; or (ii) five (5) years and two months from the date hereof (the “Sublease Term”). Notwithstanding the foregoing, (i) the present term of the Master Lease expires on June 30, 2014 (ii) the Primary Sublandlord has stated that it intends to extend the term of the Master Lease, and (iii) if for any reason the term of the Master Lease is not so extended, the Sublease Term shall expire on June 30, 2014 and neither party shall have any liability to the other on account of such fact. To the extent that an estate is conveyed hereunder for a period from and after June 30, 2014, such estate shall be deemed to have been conveyed only if and to the extent that the term of the Master Lease is extended. Within 30 days after the Sublease Commencement Date and upon request of Sublandlord, Sublandlord and Subtenant shall jointly execute a written declaration prepared by Sublandlord specifying the actual Sublease Commencement Date and the last day of the Sublease Term.

b.             The Sublease shall automatically terminate at any time that the Primary Sublease terminates for any reason.

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4.           Rent.

a.             The annual base rent for the Sublease Premises (the “Base Rent”) payable to Sublandlord by Subtenant during the Sublease Term will be paid in monthly installments in accordance with subsection 4(b) hereof and as more particularly set forth below:

Sublease Year	Annual Base Rent	Monthly Base Rent	Build Out per Month		Total Monthly Payment

2011	$158,400.00	$13,200.00	$449.00		$13,649.00
2012	$171,600.00	$14,300.00	$449.00		$14,749.00
2013	$184,800.00	$15,400.00	$449.00		$15,849.00
2014	$184,800.00	$15,400.00	$449.00		$15,849.00
2015	$191,268.00	$15,939.00	$449.00		$16,388.00
2016	$197,962.38	$16,496.86	$449.00	*	$16,945.86

•                       After 60 payments of the Build Out per Month, this payment obligation will be fulfilled and will cease, the chart above notwithstanding. For clarity, any month prior to the Commencement Date or for which the Rent is abated shall not count as a payment of the Build Out per Month.

b.             Subtenant shall also pay to Sublandlord in accordance with subsection 4(b) hereof, 66% of the Additional Rent for electric service that is payable by Sublandlord to Primary Sublandlord under Section 12.B(ii) of the Primary Sublease (“Electric Rent”). All charges on account of Additional Rent (as defined in the Primary Sublease), exclusive of Electric Rent, and all of Sublandlord’s maintenance and repair expenses in the Primary Subleased Premises (i) shall be paid by Subtenant if attributable either to the acts or omissions of Subtenant or its employees, agents or contractors or to costs incurred with respect to the Subleased Premises other than by reason of the negligence or willful misconduct of Sublandlord or its employees, agents or contractors, and (ii) shall be paid 66% by Subtenant if incurred with respect to the Common Areas specifically or to the entire Primary Subleased Premises other than by reason of the acts or omissions of Sublandlord, Subtenant, Quick or any of their employees, agents or contractors (the Electric Rent, other items of Additional Rent owing under the Primary Sublease that are payable by Subtenant hereunder, and all other sums payable by Subtenant under this Sublease other than the Base Rent are hereinafter collectively referred to as the “Additional Rent”). Additional Rent shall be due within 10 business days after being billed therefor by Primary Sublandlord. Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.” Subtenant shall pay Additional Rent from the Sublease Commencement Date. Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

c.             All payments of Base Rent and Additional Rent, without deduction, offset, counterclaim, notice, or demand, shall be paid to Sublandlord by electronic funds transfer pursuant to wire instructions Sublandlord provides, or at such place as Sublandlord designates from time to time by notice. Monthly Base Rent shall be paid in advance at least three days prior to the first day of the calendar month to which such Monthly Base Rent is attributable. All Rent for any partial month shall be prorated.

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d.             If any portion of the Monthly Base Rent, Additional Rent or any other sum payable to Sublandlord hereunder shall be past due and unpaid for more than 10 days, it shall thereafter bear interest at a rate of 1% per month (“Default Rate”), but not more than the maximum legal rate then allowed by law.

5.           Permitted Use. Subtenant may use the Subleased Premises only for the Permitted Use as defined in the Primary Sublease, and shall not use same in any way that would cause a breach of the Primary Sublease, without the prior written consent of the Primary Sublandlord and Sublandlord (whose consents shall be granted, withheld or conditioned in their sole and absolute discretion).

6.           Insurance.

a.             At all times during the Sublease Term, Subtenant shall maintain insurance as are set forth in the Primary Sublease Section 18. All insurance policies shall name as additional insureds Landlord, Primary Sublandlord, Primary Sublandlord’s property manager, if any, Sublandlord and any other parties that Landlord or Primary Sublandlord require to be named and shall contain an endorsement that such policies may not be modified or cancelled without the insurer’s endeavoring to provide at least 30 days prior written notice to Primary Sublandlord, Primary Sublandlord’s property manager, if any, and Sublandlord. Any increase in insurance costs incurred by Primary Sublandlord or Sublandlord as a result of Subtenant’s specific type of use of the Subleased Premises shall be paid by Subtenant. Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord with policies or certificates reasonably acceptable to Sublandlord and Primary Sublandlord evidencing such insurance upon Subtenant’s execution of this Sublease, and thereafter upon replacement or renewal of the respective policies.

b.             If that Subtenant sustains a loss by reason of casualty covered by its property insurance policy (or that would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such casualty is caused in whole or in part by the acts or omissions of Sublandlord or Primary Sublandlord or their agents, servants, employees or invitees, then Subtenant shall look first to the coverage provided by Subtenant’s insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Primary Sublandlord, or their agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunder in which event it shall be deemed to have recovered the entire policy amount required hereunder). If Sublandlord sustains a loss by reason of casualty covered by its property insurance policy and regardless of whether such casualty is caused in whole or in part by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord shall look first to the coverage provided by Sublandlord’s insurance proceeds, and Sublandlord shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against Subtenant; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord. The parties hereto agree that each of its policies of property insurance shall include a waiver of subrogation to effectuate the provisions of this provision. In

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the event of Casualty Damage not covered by this Section 6, the Sublease will be governed by Section 20 of the Primary Sublease.

7.           Security Deposit. Subtenant has deposited with Sublandlord $70,000 (the “Security Deposit”) as security for the faithful performance and observance by Subtenant of this Sublease. All of the terms and provisions of Section 11 of the Primary Sublease shall apply to Sublandlord’s holding, disposition and return of the Security Deposit. Without limiting the foregoing, if Subtenant shall fully and faithfully comply with this Sublease, the Security Deposit (less any spent to cure Subtenant’s default) shall be returned to Subtenant within thirty (30) days after the end of the Term and after Subtenant’s delivery of possession of the entire Subleased Premises to Sublandlord.

8.           Assignment and Subletting. Subtenant shall not assign this Sublease or otherwise sublet all or any part of the Subleased Premises or transfer Subtenant’s interest in this Sublease without the prior written consents of Sublandlord and Primary Sublandlord. No subleases of less than all of the rentable area of the Subleased Premises shall be permitted, Sublandlord agrees that its consent to an assignment of this Sublease or a sublease of all of the rentable area of the Subleased Premises shall not be unreasonably withheld, conditioned or delayed (and the consent of Sublandlord shall be deemed given if no written objection thereto is provided to Subtenant within thirty (30) days of a consent requested by Subtenant in writing which is accompanied by reasonably sufficient information on which Sublandlord may base a decision), if Primary Sublandlord shall fail to consent to a sublease proposed by Subtenant and consented to by Sublandlord, and provided that such proposed sublease is on all of the terms of this Sublease and for a term coterminous with the Sublease Term, Sublandlord shall propose to Primary Sublandlord a sublease of the Subleased Premises directly to the sublessee proposed by Subtenant and on such terms, and if Primary Sublandlord consents to such sublease the parties shall terminate this Sublease, conditioned upon the proposed subtenant executing a sublease with Sublandlord on such terms. Subtenant shall not encumber or mortgage its interest under this Sublease or its interest in the Subleased Premises. Notwithstanding any permitted assignment or sublet of all or a portion of the Subleased Premises by Subtenant, Subtenant and any guarantor of Subtenant’s obligations shall remain liable for all of the obligations of Subtenant under this Sublease. Any fee payable to Primary Sublandlord under the terms of the Primary Sublease in connection with a request for Primary Sublandlord’s consent to an assignment or sublease proposed by Subtenant shall be paid by Subtenant when due under the Primary Sublease, as Additional Rent hereunder. Any provision in this Section 8 notwithstanding, any entity majority owned by, owning a majority of, or under common (to the extent of a majority) ownership with, Subtenant may, at Subtenant’s request, share the Subleased Premises with Subtenant.

9.           Provision of Services.

a.             No services are currently included in Rent except for any provided by Primary Sublandlord to Sublandlord under the Primary Sublease. If Primary Sublandlord furnishes the Subleased Premises or Subtenant with any additional services upon request of Subtenant, then Subtenant shall pay any additional charge billed to Sublandlord by Primary Sublandlord for such services within ten (10) days of billing by Sublandlord. Subtenant shall arrange for its own cleaning services whether through the Primary Sublandlord or otherwise, but

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shall initially assume the contract with Sublandlord’s cleaning person at an initial cost of $1,320/mo.

b.             Sublandlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Subleased Premises, nor shall the same be construed either as an eviction of Subtenant, or result in an abatement of Rent except to the extent (if any) that Rent payable under the Primary Sublease is abated by reason thereof (in which event Subtenant’s Rent shall be abated concurrently and to the same extent).

c.             Subtenant shall repair and maintain the Common Areas (exclusive of any portions thereof that are the responsibility of Primary Sublandlord to repair and maintain under the Primary Sublease), at a minimum, to the extent required in order to keep the Common Areas in good order and repair throughout the Sublease Term, except for such damages and/or repairs necessitated due to Sublandlord’s or Quick’s negligence or willful misconduct.

10.         Rules and Regulations. Subtenant shall, and shall cause its servants, employees, agents, invitees, licensees and other visitors to, comply with the Operating Rules under the Primary Sublease, and also any reasonable rules and regulations promulgated by Sublandlord of which Subtenant is given notice from time to time.

11.         Condition of Premises;  Trade Fixtures.

a.          Subtenant, at Subtenant’s sole cost and expense, shall maintain and repair the Subleased Premises (other than the Common Areas) in good order and condition, except for items that Primary Sublandlord is obligated to repair and maintain and that Landlord is obligated to repair and maintain. Except as otherwise expressly provided herein or in the Prime Sublease, Subtenant, at its sole cost and expense, shall be responsible for capital expenditures that relate to repair and maintenance of any and all improvements to the Subleased Premises. Subtenant shall also be responsible for repair and maintenance of any improvements made pursuant to any of the foregoing capital expenditure requirements, any modifications or improvements Subtenant shall have made to the electric or plumbing systems within or servicing the Subleased Premises, and for any repair or maintenance required due to damage caused or work performed by Subtenant or its employees or agents (including independent contractors employed by Subtenant). Sublandlord, Primary Sublandlord and Landlord shall have the right to enter the Subleased Premises in accordance with Section 30 of the Primary Sublease.

b.         Sublandlord and Primary Sublandlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Subleased Premises, by reason of any existing or future condition, defect, matter or thing in the Subleased Premises or the Building or the property of which the Building is a part, or for the acts, omissions or negligence of other persons or tenants, in and about the Building or the property of which the Building is a part, unless caused by the negligence or willful misconduct of Sublandlord or Primary Sublandlord, as applicable.

c.         At the termination of this Sublease, Subtenant shall remove its trade

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fixtures, and, if Sublandlord gives Subtenant written notice at least three months prior to the end of the Sublease Term requiring removal of permitted Subtenant Improvements (defined below), then also Subtenant Improvements, and restore the Subleased Premises at Subtenant’s sole cost to the state and condition in which they existed on the Sublease Commencement Date, ordinary wear and tear excepted. If Subtenant fails to comply with the provisions of this section, Sublandlord may, but shall not be obligated to, make such repairs or restoration, and the reasonable cost thereof shall be Additional Rent payable by Subtenant on demand. All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Subleased Premises after the expiration or termination of the Sublease Term shall be deemed abandoned by Subtenant and shall, at Sublandlord’s option, become the property of Sublandlord without payment therefor. Subtenant shall not be required to remove standard IT and communications wiring.

12.         Alterations and Improvements.

a.             Sublandlord shall have no obligation to make any alterations or improvements to the Subleased Premises for Subtenant’s use or occupancy thereof Subtenant shall not make any alterations, additions or improvements (collectively, “Subtenant Improvements”) in the Subleased Premises without in each instance obtaining the prior written consent of both Primary Sublandlord (in accordance with Section 15 of the Primary Sublease) and Sublandlord (Sublandlord’s consent shall not be unreasonably withheld); provided, however, notwithstanding the foregoing, Subtenant need only seek and obtain Sublandlord’s consent if the Subtenant Improvements will involve modification of the structure or utilities systems or will cost more than $50,000.00 to complete, or require filing for a building permit with the NYC Building Department. Any approved Subtenant Improvements must be completed in accordance with plans and specifications previously approved by Sublandlord and Primary Sublandlord. Any costs reimbursable to Primary Sublandlord under the terms of the Primary Sublease in connection with approval of plans and specifications proposed by Subtenant shall be paid by Subtenant when due under the Primary Sublease, as Additional Rent hereunder.

b.             If Sublandlord is required by the Primary Sublandlord to carry out any restorations or other work on the Subleased Premises pursuant to the Sublandlord’s obligations to the Primary Sublandlord under the Primary Sublease, Subtenant shall permit same to be performed without being entitled to any reduction in rental or other compensation. Sublandlord shall complete all such work in a manner so as to not unreasonably interfere with the use and occupancy of the Subleased Premises by Subtenant.

13.         Quiet Enjoyment. Subtenant, upon paying the Rent and upon observing, keeping and performing all covenants, agreements and conditions of this Sublease on Subtenant’s part to be observed, kept and performed, shall quietly have and enjoy the Subleased Premises throughout the Sublease Term without hindrance or molestation by Sublandlord or by anyone claiming by, through or under Sublandlord, subject to the provisions of Section 15 below.

14.         Indemnity.

a.             Subtenant for itself and its permitted assigns and successors (collectively,

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the “Indemnifying Parties”) shall defend, indemnify and hold harmless Sublandlord, Primary Sublandlord, Landlord and their respective mortgagees, agents, employees, officers, directors, shareholders, partners, personal representatives, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys’ fees, court costs, administrative costs, and costs of appeals that may be imposed upon or incurred by or asserted by reason of any of the following occurring during the Sublease Term, or prior to the Sublease Commencement Date when Subtenant shall have had access to or possession of all or any portion of the Subleased Premises: (i) any work or act done in, on or about the Subleased Premises or the Building or any part thereof at the direction of Subtenant, its agents, contractors, employees, licensees or invitees; (ii) any negligence or willful misconduct on the part of Subtenant or any of its agents, contractors, employees, licensees or invitees; (iii) any accident, injury or damage to any persons or property occurring in or about the Primary Subleased Premises (other than the Subleased Premises) caused by the negligence or willful misconduct of Subtenant, or its employees, contractors, agents, invitees or licensees; (iv) any accident, injury or damage to any persons or property occurring in or about the Subleased Premises or any part thereof or any accident, injury or damage to Subtenant, its agents, contractors, employees, invitees or licensees, unless caused by the negligence or willful misconduct of Sublandlord, Primary Sublandlord, Landlord, or their respective employees, contractors agents, invitees or licensees; (v) any default or breach of Subtenant of this Sublease, or (vi) a default under the Primary Sublease caused by Subtenant, its agents, contractors, employees, subtenants, licensees.

b.             Sublandlord shall defend, indemnify and save harmless Subtenant, its mortgagees, agents, employees, officers, directors, shareholders, partners, personal representatives, executors, administrators, successors and assigns, from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys’ fees, court costs, administrative costs, and costs of appeals which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur during the Sublease Term (i) any work or act done in, on or about the Primary Subleased Premises or the Building or any part thereof at the direction of Sublandlord, its agents, contractors, employees, licensees or invitees; (ii) any negligence or willful misconduct on the part of Sublandlord or any of its agents, contractors, employees, licensees or invitees; (iii) any accident, injury or damage to any persons or property occurring in or about the Primary Subleased Premises (other than the Subleased Premises) unless caused by the negligence or willful misconduct of Subtenant, or its employees, contractors, agents, invitees or licensees; (iv) any accident, injury or damage in or about the Subleased Premises caused by the negligence or willful misconduct of Sublandlord or its employees, contractors, agents, invitees or licensees; (v) any default or breach on the part of Sublandlord of this Sublease, or (vi) a default under the Primary Sublease or Master Lease caused by Sublandlord, its agents, contractors, employees, subtenants, or licensees.

c.             To the fullest extent allowed by applicable law, in the event of any breach of this Sublease by either party, neither party shall be liable to the other for punitive, exemplary or consequential damages, including, without limitation, any business interruption damages or loss of income or profit therefrom, and all such remedies or damages are expressly waived.

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15.         Primary Sublease and Master Lease.

a.             This Sublease is absolutely subject and subordinate to the Primary Sublease and the Master Lease. Subtenant shall be bound by the Primary Sublease (except to the extent otherwise provided herein) and the Master Lease, as applicable to the Subleased Premises, all of which provisions are hereby incorporated herein and made a part hereof (except that the provisions of the Master Lease deemed deleted for purposes of incorporation by reference by Section 4.C of the Primary Sublease, or deemed not to apply under Section 3.A of the Primary Sublease, will also be deemed deleted or not to apply, as applicable, for purposes of incorporation by reference herein). Subtenant shall attorn and deliver all required estoppels in accordance with the provisions set forth in Section 31.R of the Primary Sublease.

b.             Whenever under the Primary Sublease or Master Lease the consent of the Primary Sublandlord or Landlord is required, as to Subtenant the prior written consent of Sublandlord (in all cases not to be unreasonably withheld, conditioned or delayed) also shall be required. Wherever in the Primary Sublease, Primary Sublandlord or Landlord has rights enforceable against Sublandlord, Sublandlord shall have the same rights enforceable against Subtenant, independent of Primary Sublandlord’s or Landlord’s rights and enforceable whether or not Primary Sublandlord or Landlord asserts same. Sublandlord shall remain bound by all of the provisions of the Primary Sublease and Master Lease notwithstanding the subleasing of the Subleased Premises. Subtenant acknowledges receipt of the Primary Sublease and Master Lease.

c.             Except as otherwise expressly provided herein or as otherwise inconsistent herewith, Sublandlord, as Sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Primary Sublandlord, as the landlord under the Primary Sublease, but (i) Sublandlord shall have no obligation hereunder to perform obligations of Primary Sublandlord, as landlord under the Primary Sublease, including without limitation any obligation to provide services or maintain insurance; (ii) Sublandlord shall not be bound by any representations or warranties of the Primary Sublandlord under the Primary Sublease; and (iii) Sublandlord shall not be liable for any failure or delay in Primary Sublandlord’s performance of its obligations, as landlord. Notwithstanding the foregoing, upon request of Subtenant, Sublandlord shall use reasonable and diligent efforts to cause Primary Sublandlord to perform its obligations under the Primary Sublease; provided, however, that Subtenant shall reimburse Sublandlord for all reasonable out-of-pocket costs so incurred by Sublandlord within thirty (30) days after billing as Additional Rent hereunder.

d.             Subtenant shall not commit or suffer any act or omission that will cause a default under the Primary Sublease, and Sublandlord, as tenant under the Primary Sublease, will not commit or suffer any act or omission that will cause a default under the Primary Sublease. If the Primary Sublease terminates for any reason, this Sublease shall terminate (unless Primary Sublandlord has otherwise agreed) and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the date of termination. Sublandlord shall not voluntarily terminate the Primary Sublease before the Termination Date thereof.

e.             Notwithstanding the foregoing or anything herein to the contrary, Subtenant shall not be obligated to (i) pay the Rent to be paid by Sublandlord under the Primary

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Sublease, (ii) cure any default of Sublandlord under the Primary Sublease which is not caused by Subtenant, or its employees, agents or contractors, (iii) maintain, repair, or rebuild any improvements constructed by Landlord, Primary Sublandlord or Sublandlord at the Primary Subleased Premises other than those portions of the Improvements (as defined in the Primary Sublease) and any Sublessee’s Work (as defined the Primary Sublease) requested by Subtenant that are constructed in the Subleased Premises (provided, however, that Subtenant shall repair and maintain in good condition the Subleased Premises, including Subtenant’s trade fixtures, and any improvements and systems installed in the Subleased Premises by Subtenant, its agents or contractors), (iv) except as expressly provided in this Sublease, maintain any insurance other than as set forth in Section 6 hereof, (v) indemnify Landlord or Primary Sublandlord with respect to any act, omission, negligence or willful misconduct of Sublandlord, its agents, employees or contractors, or (vi) pay late fees, interest or damages due under the Master Lease or Primary Sublease which relate to the acts, omissions, negligence, willful misconduct or default of Sublandlord under the Primary Sublease.

f.                 Notwithstanding any contrary provision of this Sublease, (i) in any instances where Landlord, as landlord under the Master Lease, has a certain period of time in which to notify Primary Sublandlord, as tenant under the Master Lease, whether Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional five (5) day period after receiving such notice in which to notify Subtenant; (ii) in any instance where Sublandlord, as tenant under the Primary Sublease, has a certain period of time in which to notify Primary Sublandlord as landlord under the Master Lease, whether Sublandlord will or will not take any particular action, Subtenant, as tenant under this Sublease, must notify Sublandlord, as landlord under this Sublease, at least five (5) days before the end of such period, but in no event shall Subtenant have a period of less than five (5) days in which so to notify Sublandlord unless the relevant period under the Primary Sublease is five (5) days or less, in which case the period that Subtenant shall have so to notify Sublandlord under this Sublease shall be the longer of (A) two (2) days less than the period provided to Sublandlord under the Primary Sublease or (B) two (2) days; and (iii) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Primary Sublease, before Sublandlord is considered in default under the Primary Sublease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period which is five (5) days less than Sublandlord before Subtenant is considered in default tinder this Sublease, but in no event shall any grace period be reduced to less than five (5) days unless the relevant period under the Primary Sublease is six (6) days or less, in which case the period under this Sublease shall be the longer of (A) two (2) days less than the period provided to Sublandlord under the Primary Sublease or (B) two (2) days. In no event shall Landlord, Primary Sublandlord, or Sublandlord be liable for any consequential damages suffered by Subtenant in connection with any breach of this Sublease or otherwise.

g.                If any of the express provisions of this Sublease shall conflict with any of the provisions of the Primary Sublease or Master Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

16.         Subordination. This Sublease is subject and is hereby subordinated to the Primary Sublease, all present and future mortgages of the Subleased Premises, and all other encumbrances affecting the Subleased Premises or the property or Building of which the

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Subleased Premises are a part, Subtenant agrees to execute, at no expense to either Sublandlord or Primary Sublandlord, any commercially reasonable instrument which may be deemed necessary or desirable by Sublandlord or Primary Sublandlord to further effect the subordination of this Sublease to any such mortgage or encumbrance.

17.         Casualty and Condemnation. In the event of any damage or destruction of the Subleased Premises or the Building, or the taking of all or any portion thereof by eminent domain, the Subtenant shall be bound by the decisions of Sublandlord, Primary Sublandlord and Landlord made pursuant to the Master Lease and Primary Sublease.

18.         Holding Over. In the event that Subtenant shall remain in the Subleased Premises after the expiration of the Sublease Term, such holding over shall not constitute a renewal or extension of this Sublease. Sublandlord may, at its option, elect to treat Subtenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Subtenant provided by law or in equity in that situation, and shall be entitled to receive and collect from the Subtenant as liquidated damages a sum equal to twice (200%) the Rent (the “Increased Rate”) applicable during the last month of the term hereof, or Sublandlord may elect, at its option, to construe such holding over as a tenancy from month-to-month, subject to all-the terms and conditions of this Sublease, except as to duration thereof, and in that event Subtenant shall pay monthly rent in advance at the Increased Rate.

19.         Brokers. Each of Sublandlord and Subtenant represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the Subleased Premises or this transaction with any broker or finder and that no broker or finder has called the Subleased Premises to its attention.

20.         Sublandlord Liability. Notwithstanding anything set forth herein to the contrary, neither Sublandlord nor any shareholder, member, officer, director or partner of Sublandlord shall have any personal liability in connection with its obligations under this Sublease, and Subtenant agrees to look solely to Sublandlord’s interest in the Subleased Premises (or net proceeds thereof) to enforce any claim for monetary damages it may have against Sublandlord.

21.         Default by Subtenant. The following shall be an Event of Default hereunder (“Event of Default”):

a.             Subtenant does not pay in full any Rent or any other charge or payment whether or not herein included as Rent when due, and such failure to pay is not cured within five business days following Subtenant’s receipt of notice from Sublandlord thereof; provided, however, that Sublandlord shall only be obligated to give Subtenant notice of failure to pay Rent two (2) times during any period of 12 consecutive calendar months. Thereafter, for the duration of such 12-calendar-month period, Subtenant shall be in default immediately upon Subtenant’s failure to pay in full, when due, any installment or payment of Rent or any other charge or payment whether or not herein included as Rent, without benefit of such notice and grace period;

b.             Subtenant uses or occupies the Subleased Premises otherwise than as permitted by Section 5 of this Sublease;

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c.             Subtenant violates or fails to perform or otherwise breaks any covenant, agreement or condition herein contained and Subtenant fails to cure such default within twenty (20) days after written notice from Sublandlord, plus such additional time as may be necessary to effect a cure provided that Subtenant promptly commences such cure and diligently pursues it to completion; provided, however, notwithstanding the foregoing, Subtenant’s cure period hereunder shall in no event be longer than the cure period applicable to such violation pursuant to the Primary Sublease or Master Lease;

d.             Subtenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law;

e.             A petition is filed or any proceeding is commenced against Subtenant under any bankruptcy or insolvency law and such petition or proceeding is not stayed or dismissed within thirty (30) days;

f.             Subtenant is adjudicated a bankrupt;

g.             Subtenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Subtenant under any bankruptcy or insolvency law;

h.             A receiver or other official is appointed for Subtenant or for a substantial part of Subtenant’s assets or for Subtenant’s interests in this Sublease;

i.              Any attachment or execution against a substantial part of Subtenant’s assets or of Subtenant’s interest in this Sublease remains unstayed or undismissed for a period of more than thirty (30) days; or

J.             A substantial part of Subtenant’s assets or of Subtenant’s interest in this Sublease is taken by legal process in any action against Subtenant.

22.         Remedies. if an Event of Default has occurred and is continuing, then Sublandlord may exercise any and/or all remedies against Subtenant as are described in this Sublease or for the benefit of Primary Sublandlord under the Primary Sublease and/or any other remedies at law or in equity, and as between Sublandlord and Subtenant the provisions of Section 9 of the Primary Sublease shall apply to this Sublease and the Subleased Premises.

23.         Eminent Domain. In the event of exercise of the power of eminent domain this Sublease will be governed by Section 20 of the Primary Sublease.

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24.         WAIVER OF JULY TRIAL. SUBLANDLORD AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES OR CLAIM OF INJURY OR DAMAGE.

25.         Counterparts; Facsimile Signatures. This Sublease may be executed by the parties hereto in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same agreement. This Sublease may be executed by facsimile signature, and a facsimile transmission of an executed counterpart of this Sublease shall have the same binding effect upon the signatory as an executed and delivered original.

26.         Time. Time is of the essence of all obligations of the Subtenant to pay Rent and other sums owing hereunder.

27.         Notices. All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Primary Sublandlord, which shall be given in accordance with the provisions of the Primary Sublease and for notices to Landlord which shall be given in accordance with the provisions of the Master Lease) upon the earlier of receipt or upon delivery being refused. All such notices or demands shall be sent by registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of delivery. Either party may change its address for notices and demands under this Sublease by ten (10) days’ notice to the other party. The notices shall be provided to the following addresses:

If to Subtenant:	Noodle Education, Inc.
Pier 59 - Level 2
Chelsea Piers
New York, NY 10011
Att: Robert Ryman

If to Sublandlord:	2tor, Inc.
Suite 6020
Pier 60
Chelsea Piers
New York, NY 10011
Attention: Rob Cohen, CFO

With a copy to:	Seth Akabas, Esq.
Akabas & Sproule
488 Madison Avenue-11th Floor
New York, NY 10022

28.         Governing Law. This Sublease shall be governed by the laws of NY State.

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29.         Entire Agreement. This Sublease, together with any exhibits and attachments hereto and the Primary Sublease and Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Subleased Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. All prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

30.         Successors. This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting which is otherwise specifically prohibited hereby.

31.         Headings. The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

32.         No Offer. Submission of this Sublease for examination does not constitute an option or an offer to enter into this Sublease. Neither Sublandlord or Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then subject to the conditions hereof.

33.         Signage. Subtenant shall have the right to Building standard signage, furnished and installed at Subtenant’s sole cost pursuant to Section 17 of the Primary Sublease, advertising Subtenant’s name adjacent to the entrance door to the Subleased Premises.

34.         Fitness Center. Employees of Subtenant may join the Sports Center at Chelsea Piers at discounted and subsidized rates described in Section 31.U of the Primary Sublease, which is currently $25 per employee, per month. Subtenant shall notify Sublandlord to add an employee to the Sports Center membership, and Sublandlord will, at the end of every calendar year, bill those amounts directly to Subtenant as Additional Rent hereunder.

IN WITNESS WHEREOF, each of the parties has caused this Sublease to be signed by its duly authorized representatives as of the date first above written.

NOODLE EDUCATION INC.

By:	/s/ Joseph Morgan
Name: Joseph Morgan
Title: CEO

2TOR, INC.

By:	/s/ Rob Cohen
Name: Rob Cohen
Title: CFO

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EXHIBIT A

FLOOR PLAN OF SUBLEASED PREMISES

15

SCHEDULE A

PRIMARY SUBLEASE

16

SUBLEASE

between

CHELSEA PIERS L.P., as Sublessor

and

2TOR INC., as Sublessee

SCHEDULES AND EXHIBITS

Schedule A	Prime Lease
Exhibit A	Premises
Exhibit B	Floor Plan and Work Specification
Exhibit C	Cleaning Specification
Exhibit D	Sports Center Membership Program

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SUBLEASE

THIS SUBLEASE (this “Sublease”) made as of the 11th day of November, 2009 between CHELSEA PIERS L.P., a New York limited partnership having an office at Pier 62, West 23rd Street & Hudson River, New York, New York 10011 (“Sublessor”), and 2tor, INC., a Delaware corporation having an office presently located at 30 East 23rd St, 12th Floor, New York, New York 10010 (“Sublessee”).

W I T N E S S E T H :

WHEREAS, by agreement of lease dated as of June 24, 1994, a copy of which is annexed hereto as Schedule A and made a part hereof (the lease, as same may now or hereafter be modified, amended or assigned, is hereinafter referred to as the “Prime Lease”), between the New York State Department of Transportation (the New York State Department of Transportation and any entity that is an assignee or successor, as lessor, is hereinafter referred to as the “Prime Lessor”) and Sublessor, as tenant, Prime Lessor leased to Sublessor certain premises (the “Prime Lease Premises”) more particularly described in the Prime Lease and commonly known as Piers 59, 60, 61 and 62 in the Borough of Manhattan, County of New York, City and State of New York (the “Chelsea Piers”); and

WHEREAS, Sublessor desires to sublease to Sublessee (i) a portion of the Prime Lease Premises known as Pier 59 — level 2 containing approximately 8,000 rentable square feet as shown on Exhibit A (the “Premises”) on terms and conditions hereinafter set forth. The building situated on Pier 59, in which the Premises is located, is herein sometimes referred to as the “Building”.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1.                             Subleasing of Premises

A.                               Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor the Premises for the Term, as defined in Section 2 hereof.

2.                             Term

A.                          The term of this Sublease (the “Term”) shall commence on the earlier of (a) the third (3rd) day after the date of Substantial Completion as defined in Section 2.B hereof, or (b) the date Sublessee or anyone claiming under or through Sublessee first occupies or takes possession of the Premises or any portion thereof for purposes of conducting the Permitted Use therein (the “Commencement Date”). The Term shall continue until that date (the “Termination Date”) which is the last day of the fifth (5th) Sublease Year, unless extended as herein provided or sooner terminated in accordance with the terms of this Sublease. Sublessor shall inform Sublessee, at least thirty (30) days prior thereto, of the estimated date of Substantial Completion if different from the estimate set forth in Section 2.B hereof. The “First Sublease Year” shall be the twelve (12) month period commencing on the Rent Commencement Date, if the Rent Commencement Date is the first day of a calendar month, or, if the Rent Commencement Date is other than on the first day of a calendar month then the period commencing on the Rent Commencement Date and continuing through the last day of the twelfth full calendar month thereafter. Each “Sublease Year” after the First Sublease Year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding Sublease Year.

B.                          The terms “Substantial Completion” or “Substantially Complete” shall mean that state of completion of the Improvements (defined in Section 8 hereof) which will, except for any improvements or work to be performed by Sublessee, allow Sublessee to utilize the Premises for its intended purpose without material interference to the customary business activities of Sublessee by reason of the completion of any work being performed by Sublessor, provided Substantial Completion cannot occur unless there is available to the Premises: (1) reasonable quantities of those utility services required to be furnished by Sublessor under the terms of this Sublease, (2) reasonable access through a ground floor entranceway of the Building and that portion of the lobby area of the Building leading from such entranceway to the elevators servicing the Premises; and (3) passenger elevator service servicing the Premises during business hours.  Substantial Completion shall be deemed to have occurred notwithstanding that minor or insubstantial details of construction, decoration or mechanical adjustment remain to be performed. The foregoing minor or insubstantial details are referred to in this Sublease as “Punchlist Items”. The parties shall jointly inspect the Premises on or about the date of Substantial Completion and shall jointly prepare and initial a list of all Punchlist Items, all of which Sublessor shall diligently endeavor to complete within thirty (30) days thereafter. Sublessor presently estimates that the date of Substantial Completion will be December 31, 2009.

C.                          Anything in Section 3.2 to the contrary notwithstanding, if Substantial Completion does not occur by April 1, 2010, Sublessee may elect to terminate this Sublease by giving Sublessor written notice of termination on or after that date, whereupon this Lease shall be null and void and Sublessor shall immediately refund to Sublessee all prepaid rent, security deposits and other sums prepaid by Sublessee hereunder.

D.                          On or about the Commencement Date, Sublessor shall prepare and Sublessor and Sublessee shall each promptly execute, acknowledge and deliver to one another a memorandum in reasonable form confirming the Commencement Date and the Termination Date.

3.                             Subordinate to Prime Lease and Mortgages

A.                          This Sublease is and shall be subject and subordinate to the Prime Lease and to the matters to which the Prime Lease shall be subject and subordinate. Sublessor warrants to Sublessee that Sublessor has given Prime Lessor at least thirty (30) days prior written notice of this Sublease as required in Section 8.1(a) of the Prime Lease. Sublessor warrants to Sublessee that the Prime Lease has not been amended or assigned prior to the date of this Sublease. To the extent that the Prime Lease is hereafter amended or assigned and, by virtue of such amendment or assignment, contains any provision that materially adversely affects Sublessee’s rights under this Sublease or materially increases Sublessee’s obligations under this Sublease, such provision of the Prime Lease shall not apply to Sublessee to the extent that it has such an effect. While this Sublease shall be subordinated to all other amendments without the requirement of any written instrument, Sublessee shall execute, within 15 days after receiving a request for such execution, any instrument as Sublessor shall reasonably require in order to evidence such subordination. On a termination of the Prime Lease pursuant to Article 22 of said Prime Lease, Sublessee shall attorn to, or enter into a direct lease on terms identical to this Sublease with Prime Lessor for the balance of the unexpired term of this Sublease.

B.                          With reference to any assignment by Sublessor of Sublessor’s interest in this Sublease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Mortgagee or Prime Lessor with respect to property which includes the Premises, Sublessee agrees:

(i)                  That the execution thereof by Sublessor, and the acceptance thereof by Mortgagee or Prime Lessor shall never be treated as an assumption by such Mortgagee or the Prime Lessor of any of the obligations of Sublessor hereunder, unless such Mortgagee or Prime Lessor shall, by notice sent to Sublessee, specifically otherwise elect; and

(ii)               That except as aforesaid, such Mortgagee or Prime Lessor shall be treated as having assumed Sublessor’s obligations hereunder only upon foreclosure of such Mortgagee’s mortgage and the taking of possession of the Premises, or, in the case of Prime Lessor, the assumption of Sublessor’s position hereunder by Prime Lessor.

C.                          Where a party acquires Sublessor’s interest in property (whether land only, or land and buildings) which includes the Premises, and simultaneously leases the same back, such acquisition shall not be treated as an assumption of Sublessor’s position hereunder, and this Sublease shall thereafter be subject and subordinate at all times to such lease.

D.                          Notwithstanding the foregoing, Sublessee’s interest under this Sublease shall be subordinate to any ground lease, deed of trust, mortgage or other security instrument placed on the Building after the date of this Sublease only if the holder of such interest executes a subordination, non-disturbance and attornment agreement in commercially form reasonably acceptable to Sublessee pursuant to which Sublessee’s right of possession shall not be disturbed during the term of the Sublease as long as Sublessee is not in default (an “SNDA”).

E.                                Sublessor agrees to use reasonable and diligent efforts to obtain for Sublessee’s benefit an SNDA from the holder of every mortgage or other security instrument that encumbers the Premises as of the date of this Sublease (other than the Prime Lease).

4.                             Incorporation by Reference

A.                          Subject to the limitations set forth in Section 4B hereof, all of the terms, covenants and conditions of the Prime Lease, whether or not the same are expressly referred to herein other than those set forth in Section 4C hereof, are incorporated by reference so that (except to the extent that they are inapplicable to, or modified by the provisions of, this Sublease), for the purpose of incorporation by reference, each and every term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each and every term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the tenant thereunder other than those set forth in Section 4C hereof shall, in respect of this Sublease, bind or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Premises”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean “Premises” in this Sublease, and as if the word “Lease,” or words of similar import, wherever the same appear in the Prime Lease, were construed to mean this “Sublease”, the word “Lessor” was construed to mean “Sublessor”, and the word “Lessee” construed to mean “Sublessee”.

B.                          Notwithstanding anything to the contrary contained in Section 4.A hereof, in no event shall Sublessee be required to pay any rent or additional rent (including any interest payment) due under the Prime Lease except as expressly provided in this Sublease, nor shall Sublessee be required (i), except as expressly provided in this Sublease, to maintain, repair, or rebuild all or any portion of the Improvements other than the following, which shall be the responsibility of Sublessee.-: (a) those portions of the Improvements as shall be constructed, rehabilitated or placed upon the Premises by or on behalf of Sublessee including, but not limited to, Sublessee’s trade fixtures and equipment and all alterations and replacements thereof, additions thereto and substitutions thereof (but excluding, for all such purposes, the pier on which the Premises is constructed, all structural portions of the Building, including load bearing walls, columns and footings, and all exterior portions of the base Building) and (b) any mechanical systems installed by or on behalf of Sublessee or which otherwise service the Premises and which are the responsibility of Sublessee to maintain hereunder; or (ii), except as expressly provided in this Sublease, to maintain any insurance other than as set forth in Section 18 hereof. The time limits contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Sublessee shall have three days less time to observe or perform hereunder than Sublessor has as the tenant under the Prime Lease.

C.                          The following provisions of the Prime Lease shall be deemed deleted for the purposes of incorporation by reference in this Sublease: Article 2, Article 3, 4.1, 4.5, 4.6, 5.1, 5.2(a), (c), (d), (f), 5.5, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8(b), 6.9., 6.10., Article 7, 8.1(a) (c) (d) (e), 8.3, 8.6, 8.7, 8.8, 9.1(a)(b), 9.1(c), 9.2(a), 9.2(e), 9.3, 9.4, 9.6, 9.7, 9.9(c), 10.1, 10.2, 10.3, 10.5, 10.7, 11.1, 12.2, 13.1, 13.2, 15.1, 15.2, 15.3, Article 16, 17, 21.1, 22.1(g), 22.4(b), (c), 22.14, 23.1, Article 24, 25, 26, 36.3, 37.1, 37.2, Article 38, 39.4, 39.6, 39.17,39.22, 39.24, 39.25.

D.                          If any of the express provisions of this Sublease shall conflict with any of the provisions of the Prime Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

5.                             Rent

A.                               Base Rent. During the Term of this Sublease, Sublessee shall pay to Sublessor Base Rent (the “Base Rent”) at the annual rates set forth below:

Sublease Year	Annual Base Rent	Monthly Base Rent

1	$200,000.00	$16,666.67
2	$240,000.00	$20,000.00
3	$260,000.00	$21,666.67
4	$280,000.00	$23,333.33
5	$280,000.00	$23,333.33

B. The Base Rent shall be paid in equal monthly installments in advance on the first day of each month during the Term of this Sublease. The Base Rent and all other amounts payable by Sublessee to Sublessor under this Sublease (such other amounts being the “Additional Rent”) shall be paid promptly when due, without notice or demand therefor (except where billing for Additional Rent is herein expressly provided for), and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever, except where abatement is herein expressly permitted. Base Rent and Additional Rent shall be paid by wire transfer, certified check, bank cashier’s check or by check drawn on a bank that is a member of the New York Clearing House Association (or any successor body of similar function) payable to the order of Sublessor at the address of Sublessor set forth at the head of this Sublease or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Sublessee. No payment by Sublessee or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor’s right to recover the balance due or to pursue any other remedy available to Sublessor. For purposes of this Sublease, “Business Day” shall mean all days except Saturdays, Sundays and President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year’s Day and all other union holidays of workers employed by Sublessor at the Building.

6.                             Late Payments

If Sublessee fails to pay Base Rent or Additional Rent, or any part thereof, when due in accordance with the provisions of this Sublease and such failure shall continue for a period of ten (10) days after notice of such failure by Sublessor to Sublessee, such event shall constitute an Event of Default, provided that, such notice by Sublessor of any such failure to pay shall not be required as a condition to an Event of Default more than three (3) times during any twelve (12) month period during the term of this Sublease (with no more than one (1) notice in any one (1) month applying to such three (3) notice cap). In addition, if payment of any Base Rent or Additional Rent shall not have been paid by the fifth (5th) Business Day after the day on which such amount was due, a late charge of two (2%) percent per calendar month on the amount overdue shall be payable on the first day of the following month, as Additional Rent. Sublessor shall have (in addition to all other remedies) the same rights as provided in this Sublease (including the provisions incorporated by reference) for non-payment of Base Rent. Nothing contained in this paragraph, and no acceptance of late charges by Sublessor, shall be deemed to extend or change the time for payment of Base Rent or Additional Rent.

7.                             Use

A.                               Sublessee shall use and occupy the Premises for the sole purpose of general and administrative office use by Sublessee and no other purpose (the “Permitted Use”). Sublessee shall not use or occupy or suffer or permit the use or occupancy of any part of the Premises in any manner which in Sublessor’s reasonable judgment would adversely affect (a) the proper and economical rendition of any service required to be furnished to any tenant in the Chelsea Piers, (b) the use or enjoyment of any part of the Chelsea Piers by any other tenant or (c) the appearance, character or reputation of the Chelsea Piers. Sublessor warrants and represents to Sublessee that as of the date of this Sublease the Premises is zoned for the Permitted Use.

B.                          Sublessee shall comply with any and all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to Sublessee’s specific use of the Premises.

C.                          If any governmental license or permit shall be required for the proper and lawful conduct of Sublessee’s business in the Premises or any part thereof which arises from Sublessee’s particular use of the Premises, Sublessee, at its expense, shall procure and thereafter maintain such license or permit and furnish a photostatic copy thereof to Sublessor upon Sublessor’s request. Sublessee shall at all times comply with the terms and conditions of each such license or permit and shall operate such business in compliance with all applicable laws, rules, orders, ordinances, regulations and statutes.

8.                             Condition of Premises

A.                          Sublessor shall construct within the Premises, at Sublessor’s sole cost and expense, in a good and workmanlike manner and in compliance with all applicable laws, codes, regulations and other governmental requirements, those certain improvements depicted on those certain construction plans and specifications attached hereto as Exhibit B and hereby made a part hereof. Sublessor and Sublessee hereby approve the Construction Documents. All work agreed to be performed by Sublessor pursuant to this Section 8 (including all materials, supplies, components, labor and services required therefor) is herein referred to as the “Improvements”. Sublessor (i) shall cause the contractor that constructs the Improvements to warrant the Improvements against defects in materials or workmanship for a period of one year after the Commencement Date, and (ii) shall enforce such warranty on Sublessee’s behalf, and (ii) shall correct any latent or patent defects in the Premises or the systems serving same that are unrelated to defects or deficiencies in the Improvements, provided that Sublessee gives Sublessor written notice of any latent or patent defects that do not relate to the operation of the air conditioning system during the first 180 days after the Commencement Date, and provided that Tenant gives Landlord written notice of any latent or patent defects that relate to the operation of the air conditioning system during the first 270 days after the Commencement Date.

B.                          The Construction Documents shall not be changed without the prior written consent of both parties, provided, however, that Sublessor reserves the right (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily or reasonably available; and (ii) to make changes necessitated by conditions met in the course of construction, so long as there shall be general conformity with the Construction Documents, provided that Sublessor shall consult with Sublessee as to each such substitution or change and Sublessee’s written approval of any material substitution or change shall first be obtained, which approval shall not be unreasonably withheld or delayed and shall be deemed given if Sublessee fails to object within one (1) Business Day after Sublessor’s request for such approval. Any changes to the Construction Documents requested by Sublessee shall be submitted as written change orders signed by Sublessee. and if approved by Sublessor (which approval shall not be unreasonably withheld, conditioned or delayed), shall be signed by Sublessor, Any increase in the costs of construction, including without limitation, architect’s fees, engineering fees, and other design fees, the general contractor’s fees, or any increase in the cost of general conditions, resulting from any change orders requested by Sublessee, shall be the responsibility of Sublessee, and shall be paid by Sublessee to Sublessor within 30 days following receipt of a written estimate therefor.

C.                        Sublessee may inspect the progress of the construction of the Improvements from time to time upon reasonable advance notice. Sublessor shall allow the employees and contractors of Sublessee and of Quick International Courier, Inc., Sublessee’s permitted sub-sublessee, to access the Premises at least 2 weeks prior to the date of Substantial Completion to commence any wiring or installations that Sublessee and Quick International Courier, Inc. may desire to undertake prior to moving into the Premises, subject to the reasonable scheduling and coordination of all of such work by Sublessor’s construction manager.

9.                             Events of Default/Termination of Sublease

For purposes of this Sublease, an Event of Default shall include, in each case, written notice from Sublessor and a right to cure (i) within a 10-day period following notice of a default in payment or (ii) within a 30-day period following notice of a default other than a default in payment, provided that, with respect to defaults in payments, Sublessor shall not be required to give notice more than three (3) times during any twelve (12) month period during the term of this Sublease (with no more than one (1) notice in any month applying to such three (3) notice cap). If an Event of Default, as that term is defined in Section 22.1 of the Prime Lease, has occurred, Sublessor shall have the right to terminate this Sublease at any time by giving notice to Sublessee stating that this Sublease and the term hereof shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) Business Days after the giving of such notice, whereupon this Sublease and the term hereof and all rights of Sublessee under this Sublease shall expire and terminate as if the date specified in such notice were the date herein definitely fixed for the expiration of the term and Sublessee immediately shall quit and surrender the Premises. Upon such termination date, Sublessor, without notice to Sublessee, may, as permitted by law, re-enter and repossess the Premises and may dispossess Sublessee by summary proceedings or otherwise. No such termination or re-entry shall relieve Sublessee of any obligation under this Sublease including, without limitation, the payment of Base Rent and Additional Rent, except to the extent that such obligation can only be performed through continued occupancy of the Premises. Upon such re-entry and/or dispossess, (i) the rent shall become due and payable to the time of such re-entry and/or dispossess, together with such expenses as Sublessor may reasonably incur for attorney’s fees, brokerage, and/or putting the Premises in good order or preparing the same for re-rental (provided that, at Sublessor’s option, all such amounts of Base Rent and Additional Rent for the remaining term of the Sublease, discounted to present value at a rate of 6%, shall be immediately due and payable), (ii) Sublessor may re-let the Premises or any part or parts thereof, either in the name of Sublessor or otherwise, for a term or terms, which may at Sublessor’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Sublease and may grant concessions of free rent or charge a higher rental than in this Sublease, and/or (iii) Sublessee or Sublessee’s legal representative shall also pay Sublessor, in lieu of the accelerated rent above provided in clause (i) hereof and as liquidated damages for the failure of Sublessee to observe and perform Sublessee’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Sublease. Sublessor shall reasonably endeavor to re-let the Premises or any parts thereof, provided that Sublessor need not favor the leasing of the Premises over the leasing of other space then available for lease in the Project, and further provided that so long as Sublessor has reasonably endeavored to re-let the Premises the failure of Sublessor to re-let the Premises or any part or parts thereof or to collect the rent under any such re-letting shall not release or affect Sublessee’s liability for damages. In no event shall Sublessee be entitled to receive any excess, if any, of such net rents collected over the sums payable by Sublessee to Sublessor hereunder. In computing such liquidated damages there shall be added to said deficiency such expenses as Sublessor may incur in connection with re-letting, such as legal expenses, attorney’s fees, brokerage, advertising and for keeping the Premises in good order or for preparing the Premises for re-letting. For the purpose of this Section 9, it shall be deemed that the Additional Rent for any period after any such default and re-entry and/or dispossess by Sublessor would have been at the monthly rate thereafter equal to the highest Additional Rent which Sublessee was obligated to pay to Sublessor under this Sublease for any year of the term preceding the date of such re-entry and/or dispossess. Any such liquidated damages shall be paid in monthly installments by Sublessee on the rent day specified in this Sublease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way Sublessor’s right to collect the deficiency for any subsequent month by a similar proceeding.

10.                      Quiet Use and Enjoyment

Sublessor covenants that so long as Sublessee shall pay the Base Rent and Additional Rent due hereunder and shall duly perform all other terms, covenants and conditions of this Sublease on its part to be performed and observed, Sublessee shall peaceably and quietly have, hold and enjoy the Premises during the term hereof without disturbance by Sublessor or any party claiming by, through or under Sublessor, subject to the terms, provisions and conditions of the Prime Lease and this Sublease.

11.                      Security Deposit

Sublessee has deposited with Sublessor the sum of $60.000.00 (the “Security Deposit”) as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. The Security Deposit shall not bear interest. In the event Sublessee defaults in respect of any of the terms, provisions or conditions of this Sublease including, but not limited to, the payment of Base Rent or Additional Rent, Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or Additional Rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or be required to expend by reason of Sublessee’s default including, but not limited to, any damage or deficiency in the re-letting of the Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit (less any Base Rent, Additional Rent or any other sum as to which Sublessee is in default or any sum which Sublessor shall have expended by reason of Sublessee’s default) shall be returned to Sublessee within thirty (30) days after the end of the Term and after Sublessee’s delivery of possession of the entire Premises to Sublessor. In the event of a transfer by Sublessor of Sublessor’s rights under the Prime Lease, Sublessor shall have the right to transfer the Security Deposit to the transferee and, upon such transfer of the Security Deposit, Sublessor shall be released by Sublessee from all liability for the return of the Security Deposit and Sublessee shall look solely to said transferee for the return of the Security Deposit. Sublessee shall not assign or encumber or attempt to assign or encumber the monies deposited hereunder as security and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

12.                      Additional Rent

A.                               Sublessor shall have the same remedies for Sublessor’s failure to pay Additional Rent as for non-payment of Base Rent.

B.                               In addition to the Base Rent described in Section 5 hereof, Sublessee covenants and agrees to pay during the Term the following amounts as Additional Rent within five (5) Business Days after being billed therefor by Sublessor (unless same is to be paid directly by Sublessee to the entity responsible for collection):

(i)                  All applicable taxes levied on the operation of Sublessee’s business or use and occupancy of the Premises by Sublessee (including, but not limited to, any personal property taxes and applicable commercial rent and occupancy tax or sales tax):

(ii)               Sublessee shall pay for electric service for the Premises based on actual consumption, determined by submeter, at Con Edison SC-4 rates plus a five percent (6%) administrative surcharge. In no event shall Sublessee in any manner tie into or connect with any electrical lines or power sources serving any other party or premises without the express written consent of Sublessor (in Sublessor’s sole discretion); and

(iii)            Except as otherwise provided herein, where possible and provided such arrangement is acceptable to Sublessor, Sublessee shall arrange for and promptly pay to the suppliers thereof all other utilities and services required or supplied to the Premises in connection with Sublessee’s use of the Premises, including, but not limited to, telephone, cable and security, together with any taxes thereon.

13                         Repairs and Capital Expenditures

A.                               Sublessee shall accept the Premises as set forth in Section 8 and that, except as otherwise expressly provided in this Sublease, Sublessor shall have no obligation to (i) render or supply any services to Sublessee; (ii) make any repairs or alterations; or (iii) take any action that Prime Lessor has agreed to provide, make, comply with, or take, or cause to be provided, made, complied with or taken under the Prime Lease. Except as otherwise expressly provided herein. Sublessee, at its sole cost and expense, shall be responsible for capital expenditures that relate to repair and maintenance of any and all improvements to the Premises constructed by Sublessee or on behalf of Sublessee within or servicing the Premises. Sublessee shall also be responsible for repair and maintenance of any improvements made pursuant to any of the foregoing capital expenditure requirements, any modifications or improvements Sublessee shall have made to the electric or plumbing systems within or servicing the Premises, and for any repair or maintenance required due to damage caused or work performed by Sublessee or its employees or agents (including independent contractors employed by Sublessee).

B.                               Except as otherwise provided in Section 13.A hereof, Sublessor shall be responsible for capital expenditures relating to construction and maintenance of the base Building structure and the providing of services to the Premises, including any HVAC units located on the roof and the office heating system connected to the main building boilers. Sublessor shall also be responsible for the repair and maintenance of the Building structure and systems including roof, floors, load-bearing walls and utility systems, except for any repair or maintenance required of Sublessee (as set forth above).

14.                 Assignment and Subletting

A.                               Sublessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not (i) assign, mortgage, or encumber this Sublease or any of its rights or estates hereunder, (ii) sublet the Premises or any part thereof, or (iii) suffer, or permit, the Premises, or any part thereof, to be used or occupied by others, without the prior written consent of Sublessor in each instance, which consent shall not he unreasonably withheld, conditioned or delayed. Sublessee shall reimburse Sublessor, as Additional Rent upon demand, for the costs and expenses incurred by Sublessor in connection with any proposed assignment or sublease, including, without limitation, reasonable legal costs incurred in connection with the granting of any requested consent. If this Sublease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Sublessee. Sublessor may, after default by Sublessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as Sublessee, or a release of Sublessee from the further performance by Sublessee of covenants on the part of Sublessee herein contained. Sublessor’s consent to an assignment or subletting shall not, in any way, be construed to relieve Sublessee from obtaining Sublessor’s express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or an part thereof, to be used or occupied by others, without Sublessor’s prior written consent in each instance.

B.                               Notwithstanding the provisions of paragraph 14.A, no prior approval of Sublessor shall be required as a condition to any of the following, and Sublessor shall not have the right to terminate all or any portion of the Sublease or otherwise recapture all or any portion of the Premises in connection with any of the following:

(i)                  the subletting of all or a portion of the Premises or assignment of the Sublease to any entity which is a parent or wholly-owned subsidiary of, or under common control with, Sublessee; provided, however, Sublessee shall give Sublessor written notice within 30 days after any such subSublease or assignment and shall furnish to Sublessor such information respecting such transaction as Sublessor may reasonably request, such as, but not limited to, satisfactory evidence as to the relationship as parent, affiliate or subsidiary of the subSublessee or assignee, and evidence as to its legal existence and corporate (or other) authority to enter into the subSublease or assignment; and

(ii)               any assignment of the Sublease that would occur as a result of a merger, consolidation or reorganization of Sublessee’s corporate or partnership (or other entity) structure or in connection with a sale of all or substantially all of the equity ownership interests or assets of Sublessee; provided, however, Sublessee shall give Sublessor written notice within 30 days after any such transaction and shall furnish to Sublessor such information respecting such transaction as Sublessor may reasonably request. such as. but not limited to, satisfactory evidence that the assignee is the successor to Sublessee or the purchaser of all or substantially all of Sublessee’s equity ownership interests or assets, and evidence as to the assignee’s legal existence and the assignee’s corporate (or other) authority to enter into the subject transaction; and

(iii)            any sublease of less than one-half (in the aggregate) of the rentable area of the Premises to Quick International Courier provided that the permitted use of the Premises by any such sublessee is solely for executive and administrative offices.

15.                      Alterations

A.                               Sublessee shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement or installation, whether at the commencement of the term of this Sublease or thereafter, in or to the Premises (hereinafter referred to as “Sublessee’s Work”) without obtaining the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed: provided, however, notwithstanding the foregoing, Sublessee need only seek and obtain Sublessor’s consent if Sublessee’s Work will involve modification of the structure or utilities systems of the Premises or will cost more than $50,000.00 to complete, or require filing for a building permit with the NYC Building Department. With respect to any Sublessee’s Work. Sublessee shall (i) obtain Sublessor’s prior written consent to Sublessee’s contractors and subcontractors; (ii) submit to Sublessor, for Sublessor’s written approval, detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for Sublessee’s Work. (iii) at Sublessee’s sole cost and expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies. (iv) perform such Sublessee’s Work in accordance with all applicable laws, the construction procedures set forth in this Sublease, the Prime Lease as incorporated herein or such other procedures and rules and regulations (including the Operating Rules) as Sublessor shall determine; and (v) not allow Sublessee’s contractors and subcontractors to disrupt or materially interfere with Sublessor’s construction of its Lessee Improvements (as defined in the Prime Lease). Sublessee shall reimburse Sublessor for all reasonable out-of-pocket costs incurred by Sublessor in connection with Sublessor’s review of plans, drawings and specifications relating to Sublessee’s Work, Throughout the Term of this Sublease. Sublessee shall provide documentation to Sublessor (in the form of contractor’s invoices or other evidence reasonably satisfactory to Sublessor) evidencing the cost of all construction work performed at the Premises. Sublessee shall, at its expense, discharge any mechanic’s lien filed against the Premises or the Chelsea Piers for work claimed to have been done for, or materials claimed to have been furnished to, Sublessee within thirty (30) days after receipt of notice of the filing thereof, by payment or filing the bond required by law.  Upon completion of Sublessee’s Work, Sublessee, at Sublessee’s sole cost and expense, shall obtain certificates of final approval required by any governmental or quasi-governmental bodies and shall furnish to Sublessor with copies thereof together with copies of final “as-built” plans.

B.                               Prior to the commencement of construction of any Sublessee’s Work, Sublessee shall provide, or cause to be provided, and thereafter shall keep in full force and effect until final completion of such Sublessee’s Work, insurance coverage in types and amounts as are reasonably required by Sublessor, as customarily provided with respect to the type of construction being conducted, and which may include, without limitation, the following with respect to the Premises:

(i)                       comprehensive general liability insurance, naming the general contractor or construction manager as named insured and, as additional insured. Sublessee, Sublessor and Prime Lessor and its agencies and instrumentalities, such insurance to insure against liability for bodily injury and death and for property damage in such amount as may from time to time be reasonably determined by Sublessor on 30 days notice to Sublessee, such insurance to include operations premises liability, contractor’s protective liability on the operations of all subcontractors, completed operations of all subcontractors, completed operations (to be kept in force for not less than three years after substantial completion of such Sublessee’s Work), broad form contractual liability, a broad form comprehensive general liability endorsement providing blanket automatic contractual coverage including bodily injury to employees or others assumed by the insured under contract and, if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the “XCU Exclusions” have been deleted:

(ii)               automobile liability insurance for all owned, non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and for property damage in such amount as may from time to time be reasonably determined by Sublessor on 30 days notice to Sublessee, such insurance to name Sublessee as named insured and, as additional insured, Sublessor, Prime Lessor and its agencies and instrumentalities, and any general contractor or construction manager engaged by Sublessee;

(iii)                 workers’ compensation insurance providing statutory New York State benefits for all persons employed in connection with the construction at the Premises; and

(iv)                all-risk builder’s risk insurance written on a 100% of completed value (nonreporting) basis with limits as may from time to time be reasonably determined by Sublessor on 30 days notice to Sublessee, naming, to the extent of their respective insurable interests in the Premises, Sublessee as named insured, and, as additional insured, Sublessor, Prime Lessor and its agencies and instrumentalities.

C.                               If, at any time, Sublessor determines that Sublessee’s construction of any Sublessee’s Work or any other construction work at the Premises materially interferes with the progress of Sublessor’s construction of its improvements at the Prime Lease Premises, Sublessee shall, upon its receipt of notice from Sublessor, promptly cause the construction contractor or subcontractor responsible for creating such interference to cease work at the Premises and Sublessee shall cooperate with Sublessor in taking all other actions reasonably necessary to discontinue such interference.

16.                 Operating Rules

It is acknowledged and agreed that Sublessor has Operating Rules for the Chelsea Piers and that Sublessee has received a copy of said Operating Rules (being the “Building Rules and Regulations” contained in the Building Tenant Manual of Chelsea Piers Management, last revised June 12, 2007, herein called the “Operating Rules”). The Operating Rules (as now or hereafter reasonably created or reasonably amended) are hereby incorporated herein by reference and shall form a part hereof. Sublessor may reasonably revise the Operating Rules from time to time in its sole discretion; provided, however, that no amendments or revisions of the Operating Rules may reduce the level of services provided by Sublessor to the Premises below the level of services contemplated in the Operating Rules in effect on the date of this Sublease. Sublessee shall comply with such rules including, without limitation, with regard to trash and debris removal and vehicle parking. Sublessor shall not enforce the Operating Rules in a discriminatory fashion. In the event of any conflict between Operating Rules and the provisions of this Sublease, the provisions of this Sublease shall control.

17.                 Signage

Sublessee shall not post or install any signs, advertisement, object, notice or lettering of any kind whatsoever at the Premises or the Prime Lease Premises without the prior written consent of Sublessor, which consent shall be in Sublessor’s sole discretion. All such signage shall be subject to Sublessor’s prior written approval, which approval shall be in Sublessor’s sole discretion, and all applicable laws. Building standard signage advertising Sublessee’s name and including Sublessee’s standard corporate logo will be allowed, at Sublessees’ cost, on the exterior of Pier 59 and adjacent to the entrance door of the Premises. Building standard signage advertising the name and including the standard corporate logo of Quick International Courier Inc. will be allowed, at the cost of Quick International Courier Inc., adjacent to the entrance door of the Premises. Sublessor will coordinate design, fabrication and installation of all of such signage.

18.                 Insurance

A.                               Sublessee shall provide and maintain in full force and effect during the term of this Sublease insurance coverage in the following types and amounts: (i) commercial general liability insurance in standard form with a combined single limit of Three Million Dollars ($3,000,000), in favor of Sublessee, with Sublessor and Prime Lessor and its agencies and instrumentalities named as additional insureds, against claims for bodily injury and death and property damage occurring in or upon the Premises; (ii) property damage insurance and contents insurance insuring Sublessee’s furniture, furnishings, fixtures, equipment, improvements or appurtenances removable by Sublessee (hereinafter referred to in the aggregate as “Personalty”); (iii) workers’ compensation insurance providing statutory New York State benefits as required by law for all persons employed by Sublessee at or in connection with the Premises; (iv) business interruption insurance in an amount not less than one year’s current rent; (v) automobile liability insurance for all owned, non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and property damage in a minimum limit of One Million Dollars ($1,000,000) combined single limit per occurrence; and (vi) such other insurance against such other insurable hazards as at the time is required to be carried by all other office sublessees at Chelsea Piers under the terms of their subleases with Sublessor. With respect to Sublessee’s insurance of its Personalty, Sublessee acknowledges that Sublessor will not carry insurance on Sublessee’s Personalty and agrees that Sublessor will not be obligated to repair any damage thereto or replace the same for any reason whatsoever. Sublessor and Prime Lessor and its agencies and instrumentalities (and, at Sublessor’s option, any future owner or managing agent of property) shall be named as additional insured under each liability policy required hereunder.

B.                               All insurance shall be issued by a reputable insurance carrier rated A-/VIII or better by Best’s Insurance Guide (or a comparable rating under the system of a successor rating service). Prior to the Commencement Date, Sublessee shall provide to Sublessor certificate(s) of insurance demonstrating satisfaction of the requirements of this Section 18. All certificates of insurance shall provide that Owner shall receive 30 days’ prior written notice of cancellation or any change of said policies by certified mail, return receipt requested.

19.                 Security

Sublessor shall provide security for portions of the Chelsea Piers, including parking lots, as Sublessor in its sole discretion deems adequate.  Notwithstanding Sublessor’s agreement to provide such security services, Sublessee acknowledges and agrees that Sublessor shall have no liability to Sublessee for the safety of Sublessee and its employees, agents, customers, invitees, visitors or licensees, or the care or protection of any personal property (including, but not limited to, any vehicles) of Sublessee or its employees, agents, customers, invitees, visitors, or licensees or for any loss, damage, or destruction of any kind or nature to any such personal property, except to the extent such matters arise from the gross negligence or willful misconduct of Sublessor.

20.                 Casualty/Condemnation

A.                               If the Premises are partially or totally damaged or destroyed by tire or other casualty. Sublessee shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Prime Lease is terminated by Sublessor or Prime Lessor pursuant to the provisions of the Prime Lease. Any termination provided for in this Section 20A shall be effective on a date specified in such notice, which date shall be not less than 3 or more than 30 days after such notice is given.

B.                               Notwithstanding the foregoing provision to the contrary, in the event of any of the following, either Sublessor or Sublessee shall have the right to terminate this Sublease effective as of the date of damage by giving written notice thereof to Sublessee no later than 180 days following Sublessor’s first receipt of notification of such damage: (1) substantial damage to or destruction of the Premises by casualty within the last year of the Term (substantial damage herein defined as damage of such a character as to require more than 180 days to repair from the date of the casualty); (2) damage to the Premises or Prime Lease Premises as a result of a risk not covered by Sublessor’s insurance; (3) damage to the Prime Lease Premises equaling or exceeding 50% percent of the monetary value thereof; (4) damage to the Chelsea Piers or any part thereof to the extent that Sublessor shall have the right to elect and does elect to terminate the Prime Lease with respect to the portion of the Prime Lease Premises that includes the Premises. In the event Sublessor elects to repair or restore the damage, Sublessor shall diligently pursue such repair or restoration and, to the extent that such damage was not caused by the negligence or willful misconduct of Sublessee, its agents, employees, suppliers, licenses or invitees, then, following application of Sublessee’s business interruption insurance, as required by Section 18, the Base Rent and Additional Rent shall be reduced, during the period commencing with the date of damage and ending with the date of substantial completion of the repairs or restoration work required of Sublessor, based upon the square footage of the Subleased Premises not usable by Sublessee during that period,  as reasonably determined by Sublessor. In addition to the foregoing provisions, if following any damage or destruction of the Premises.  (i) it shall be determined by an independent professional reasonably satisfactory to both parties that the Premises cannot be restored within one hundred twenty (120) days from the date of the casualty to a condition that would enable Sublessee to operate its business within the Premises, then either party shall have the right to terminate this Sublease by giving notice to the other within 10 Business Days of the date of receipt of such determination; or (ii) it shall be determined by an independent professional reasonably satisfactory to both parties that the Premises can be restored within one hundred eighty (180) days from the date of the casualty to a condition that would enable Sublessee to operate its business within the Premises but, in fact, the Premises is not restored to such condition within such time period, then in either such event either party shall have the right to terminate this Sublease by giving notice to the other within 10 Business Days after the expiration of such one hundred eighty (180) day period.

C.                               If the Premises are partially or totally damaged by fire or other casualty and this Sublease does not terminate, then, Sublessor shall promptly and diligently restore the Premises. To the extent that Sublessee is not able to reasonably operate its business at the Premises as a result of any such casualty, Sublessor shall use reasonable efforts to provide Sublessee with reasonably equivalent facilities for such operation at the Prime Lease Premises for Sublessee’s use during any period when Sublessee is not so able to reasonably operate its business at the Premises. If the value of such reasonably equivalent facilities for the operation of Sublessee’s business is less than the value of the Premises for the operation of Sublessee’s business, then the parties shall agree in good faith to an adjustment in the Base Rent. Any dispute as to such value may be submitted by either party to arbitration in accordance with the provisions of Article 32 of the Prime Lease. To the extent that Sublessor shall not provide Sublessee with such reasonably equivalent facilities, then, following application of Sublessee’s business interruption insurance, as required by Section 18, Sublessee shall receive a proportionate abatement of Base Rent and Additional Rent for such casualty, to the extent that Sublessee is no longer able to operate its business at the Premises.

D.                               If the Prime Lease is terminated as the result of a taking of all or any portion of the Prime Lease Premises by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Sublessee shall have no claim to any share of the award, except to tile a claim for the value of its fixtures or for moving expenses. In the event Sublessee does not or is unable to claim for trade fixtures, Sublessor may make a claim in the name of Sublessee, as agent for Sublessee, in addition to or as a part of a claim for trade fixtures installed or paid for by Sublessor and Sublessor and Sublessee agree to share in the award or settlement in accordance with the amounts awarded or paid for items installed by each. The foregoing shall be self-operative without the necessity of the execution of any further instruments.

E.                                In case or a taking which does not result in a termination (as provided in Section 20C above), the rights and obligations of the parties shall be determined as set forth in Section 20B above, with condemnation proceeds considered in the same fashion as insurance proceeds.

F.                                 Sublessee waives the provisions of Section 227 of the New York Real Property Law, which is superseded by the provisions of this Sublease.

21.                      Exterminating Services

Sublessee shall, at its expense, provide any necessary exterminating services for the Premises.

22.                      Indemnity

A.                               Sublessee shall indemnify, defend and hold harmless Sublessor, Prime Lessor and its successors and assigns (as lessor) from and against any and all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorney’s fees, disbursements and court costs, which Sublessor may incur or pay out by reason of (i) any accidents, damages, losses of life or injuries to persons or property occurring in, on or about the Premises or arising from or out of the occupancy or use by Sublessee of the Premises or Prime Lease Premises to the extent caused by Sublessee or Sublessee’s employees, agents, contractors, invitees or licensees, (except to the extent that the same shall have been caused by the negligence or willful misconduct of Sublessor or Prime Lessor or their respective employees, agents or contractors), (ii) any breach or default hereunder on Sublessee’s part, (iii) any work done in or to the Premises (except for any work done by or for Sublessor) or (iv) any negligent act or omission or negligence on the part of Sublessee and/or its officers, employees, agents, customers or invitees, or any person claiming through or under Sublessee.

B.                               Sublessor shall indemnify, defend and hold harmless Sublessee and its successors and assigns (as sublessee) from and against any and all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorney’s fees, disbursements and court costs, which Sublessee may incur or pay out by reason of the negligence or willful misconduct of Sublessor or its employees, agents or contractors.

23.                      Releases

A.                               Sublessee hereby releases Prime Lessor under the Prime Lease or anyone claiming through or under Prime Lessor under the Prime Lease by way of subrogation or otherwise to the extent that Sublessor released Prime Lessor under the Prime Lease and/or Prime Lessor under the Prime Lease was relieved of liability or responsibility pursuant to the provisions of the Prime Lease and Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of Prime Lessor under the Prime Lease which Sublessor is required to provide pursuant to the provisions of the Prime Lease.

B.                               Sublessor shall include in its insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Sublessee with respect to losses payable under such policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. To the extent of the waiver included in Sublessor’s insurance policies, Sublessor hereby waives any and all right of recovery which it might otherwise have against Sublessee, its agents and employees.

C.                               Sublessee shall include in its insurance policies appropriate clauses pursuant to which the insuring companies (i) waive all right of subrogation against Sublessor with respect to losses payable under such policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing or prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. To the extent of the waiver included in Sublessee’s insurance policies, Sublessee hereby waives any and all right of recovery which it might otherwise have against Sublessor, its agents and employees.

24.                      Right to Cure Sublessee’s Defaults

If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, and such failure is not cured by Sublessee within the applicable notice and cure period provided under this Sublease with respect to an Event of Default, then Sublessor shall have the right, but not the obligation, alter 10 days’ notice to Sublessee, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay reasonable attorneys’ fees, disbursements and court costs, provided that, Sublessor shall not have the right to undertake such cure if the failure, by its nature, requires more than 10 days to cure and Sublessee shall promptly (within such period) commence such cure and diligently proceed to completion. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith.

25.                      Limitation on Sublessor’s Liability

Sublessor, its officers, directors, shareholders, members, partners, and principals, shall have no personal liability under this Sublease. Sublessee shall look only to Sublessor’s estate and interest in the Prime Lease (or the net proceeds thereof including, without limitation, insurance proceeds relating thereto) for the satisfaction of Sublessee’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublessor in the event of any default hereunder by Sublessor and no other property or assets of Sublessor or its partners, officers, directors, shareholders, partners or principals, shall he subject to lien, levy, execution or other enforcement procedure for the satisfaction of Sublessee’s remedies under or with respect to this Sublease, the relationship of Sublessor and Sublessee hereunder or Sublessee’s use or occupancy of the Premises. If Sublessee shall acquire a lien on such other property or assets by judgment or otherwise, Sublessee shall promptly release such lien by executing and delivering to Sublessor any instrument, prepared by Sublessor, required for such lien to be released.

26.                      Parking

A.            Except as specifically provided in this Section 26, Sublessee shall not, without obtaining the prior consent of Sublessor, park or permit any of Sublessee’s invitees, employees, agents or contractors to park any vehicles in any location within the Prime Lease Premises. If Sublessee or its invitees, employees, agents or contractors park any vehicles in violation of the preceding sentence. Sublessor shall have the right to tow away any such vehicles, without notice to Sublessee, and at the sole risk and expense of Sublessee. Any costs incurred by Sublessee in connection with or arising from such unauthorized parking and/or the towing away of such vehicles shall be deemed Additional Rent and shall be due and payable within fifteen (15) days after being billed therefore. Open parking shall he available to Sublessee’s invitees, employees, agents and contractors at the prevailing parking facility rates and on a first-come first-served basis along with any other user.

Notwithstanding the foregoing, throughout the Term Sublessee employees may obtain a parking pass through the Chelsea Piers Parking Office at a rate equal to 50% of the regular monthly rate (current regular rate is $400/month) for a 15-hour/day limited monthly parking pass. Discounted parking passes shall only be available for employee commutation. Upon request of Sublessor, Sublessee will verify employment status of employees purchasing discounted parking pass. Sublessee’s employees shall park in the Pier 59 parking area or another parking area designated by Sublessor that is reasonably proximate to the Premises.

27.                      Performance By Sublessor

Any obligation of Sublessor which is contained in this Sublease by the incorporation by reference of the provisions of the Prime Lease may be observed or performed by Sublessor using its commercially reasonable efforts to cause Prime Lessor under the Prime Lease to observe and/or perform the same, and Sublessor shall have a reasonable time to enforce its rights to cause such observance or performance. Sublessee shall not in any event have any rights in respect of the Premises greater than Sublessor’s rights under the Prime Lease. Notwithstanding any provision of this Sublease to the contrary, as to obligations of the Prime Lessor contained in this Sublease by the incorporation by reference of the provisions of the Prime Lease, Sublessor shall not be required to make any payment or perform any obligation, and Sublessor shall have no liability to Sublessee for any matter whatsoever, except for Sublessor’s obligation to pay the rent and additional rent due under the Prime Lease and for Sublessor’s obligation to use reasonable efforts, upon request of Sublessee, to cause Prime Lessor under the Prime Lease to observe and/or perform its obligations under the Prime Lease. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities supplied at the Premises by Prime Lessor under the Prime Lease or otherwise; and except as herein otherwise expressly provided no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Sublessee’s obligations under this Sublease, (ii) constructive eviction, whether in whole or in part or (iii) liability on the party of Sublessor.

28.                      No Breach of Prime Lease

Sublessee shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Prime Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

29.                      Notices

Wherever it is provided in this Sublease that a notice, demand, request, consent, approval or other communication shall or may he given to or served upon either of the parties by the other, and wherever either party wishes to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

(i)                  if by Sublessor, by hand, overnight or carrier or courier delivery, against a receipt, or by mailing the same by certified mail, postage prepaid, return receipt requested, addressed to Sublessee at the Premises or to any other address as Sublessee may hereafter designate by notice to Sublessor.

Before commencement date:

2tor Inc.

30 East 23rd Street, 12th Floor

New York, NY 10010

After commencement date:

2tor Inc.

Pier 59

Chelsea Piers

New York, NY 10011

With copy to:

Todd Glassman, Esq.

Obermayer Rebmann Maxwell & Hippel LLP

1617 JFK Blvd., 19th Floor

Philadelphia, PA 19103

(ii)               if by Sublessee, by hand, overnight carrier or courier delivery, against a receipt, or by mailing the same by certified mail, postage prepaid, return receipt requested, addressed to Sublessor at:

Chelsea Piers Management Inc.

Pier 62, Room 300

West 23rd Street & Hudson River

New York, New York 10011

Attention: David A. Tewksbury

or to any other address as Sublessor may hereafter designate by notice to Sublessee.

30.                               Entry to Premises

Sublessor shall have the right to enter the Premises at all reasonable times and, except in the case of emergencies, upon reasonable advance notice for the purposes of: (i) inspecting the same, (ii) making any repairs to the Premises and performing any work therein that may be necessary or desirable, (iii) exhibiting the Premises for the purpose of sale, ground lease, mortgage or other financing or (iv) exhibiting the Premises to prospective tenants. Except as required in the case of emergencies, any such entry to the Premises by Sublessor shall be conducted in a manner that does not unreasonably interfere with Sublessee’s operation at the Premises.

31.                               Miscellaneous Provisions

A.                          Interpretation.  Irrespective of the place of execution or performance, this Sublease shall be governed by, and construed in accordance with, the laws of the State of New York. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided in this Sublease. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person, a partnership, a corporation or any other form of business or legal association or entity.

B.                          Holdover

(i)                  It is expressly understood by Sublessee that Sublessee’s right to possession of the Premises under this Sublease shall terminate at the expiration or earlier termination of the term, and should Sublessee continue thereafter to remain in possession, Sublessor, should it so elect, shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover tenant. Sublessee shall indemnify and save harmless Sublessor from any claim, damage, expense, cost or loss which Sublessor may incur by reason of such holding over including, without limitation, any claim of a succeeding tenant, or any loss by Sublessor with respect to a lost opportunity to re-let the Premises.

(ii)               Should Sublessee continue to occupy the Premises after the expiration or earlier termination of the term with or without the consent of Sublessor, then, unless otherwise agreed by Sublessor, Sublessee, at the option of Sublessor, shall be deemed to be occupying the Premises as a tenant from month to month at a monthly rental equal to the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Sublessor) or (ii) one hundred fifty percent (150%) of the sum of (1) the monthly installment of Base Rent payable during the last month of the term and (2) one-twelfth (1/12th) of any Additional Rent payable during the last year of the term, subject to all of the other terms of this Sublease insofar as the same are applicable to a month-to-month tenancy.

C.                          Sublessor’s Changes and Additions. Sublessor hereby reserves the right at any time, and from time to time, (i) to make alterations or additions to the Building in which the Premises are located, (ii) to construct or alter other improvements on and to enlarge the Prime Lease Premises, (iii) to install, maintain, use, repair and replace ducts, wires, pipes and conduits passing though or under the Premises serving other parts (now existing or hereafter added) of the Prime Lease Premises so long as the rentable area and utility of the Premises are not thereby diminished, (iv) to sell or lease any part or Sublessor’s interest in the Prime Lease Premises, and (v) to relocate the various parking areas and other common areas; provided, however, that there shall not he caused thereby any material obstruction of Sublessee’s right of access to the Premises or any material interference with Sublessee’s use of the Premises for the purpose hereinabove set forth, or with Sublessee’s parking privileges contained in this Sublease.

D.                          Survival of Sublessee’s Obligations. Any sums due Sublessor from Sublessee that by the terms herein would be payable, or are incapable of calculation, until after the expiration or earlier termination of this Sublease shall survive and remain continuing obligations until paid.

E.                           Effect of Sublessor’s Notice to Terminate. Any right on the part of Sublessor or Sublessee to terminate this Sublease, as provided for elsewhere in this Sublease, shall, when exercised, require no further act, to the end that at the expiration of the applicable time period, if any, contained in the particular termination provision, this Sublease and the term hereunder shall end and expire as fully and completely as if such termination date was the date herein definitely fixed for the end and expiration of this Sublease and the term hereof, and upon such date Sublessee shall quit and surrender the Premises to Sublessor.

F.                            Sublessee Authorized To Do Business. Sublessee represents, warrants and covenants that it is, upon the date of execution, and throughout the term of this Sublease it shall be, authorized to do business and in good standing in the State of New York. Sublessee agrees to furnish to Sublessor, upon request, evidence of authority for entering into this Sublease.

G.                          Execution in Counterparts. This Sublease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

H.                         Complete Agreement. This Sublease contains and embraces the entire agreement between the parties hereto with respect to the matters contained herein, and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement is in writing and signed by the parties hereto, their legal representatives, successors or assigns. Sublessee acknowledges and agrees that neither Sublessor nor any representative of Sublessor nor any broker has made any representation to or agreement with Sublessee relating to the Premises, this Sublease or the Prime Lease Premises which is not contained in the express terms of this Sublease. Sublessee acknowledges and agrees that Sublessee’s execution and delivery of this Sublease is based upon Sublessee’s independent investigation and analysis of the business potential and expenses represented by this Sublease, and Sublessee hereby expressly waives any and all claims or defenses by Sublessee against the enforcement of this Sublease which are based upon allegations of representations, projections, estimates, understandings or agreements by Sublessor or any representative of Sublessor that are not contained in the express terms of this Sublease.

I.                              Arbitration. Any controversy or claim arising from or relative to any matter in connection with this Sublease, with reference to which this Sublease shall expressly provide that this paragraph governs, shall be settled by arbitration in the City of New York, State of New York, in accordance with the rules of the American Arbitration Association or its successor organization, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

J.                              Execution of Sublease by Sublessor. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Sublessor and Sublessee.

K.                         Consents and Approvals. In any instance when Sublessor’s consent or approval is required under this Sublease, Sublessor’s refusal to consent to or approve any matter shall be deemed reasonable if such consent or approval is required under the Prime Lease and has not been obtained from Prime Lessor under the Prime Lease. Sublessor shall use reasonable efforts to obtain any such consent or approval under the Prime Lease. If Sublessee shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Sublessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Sublessee’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

L.                           No Privity of Estate. Except as may otherwise expressly be provided in the Prime Lease, nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor under the Prime Lease.

M.                       Damage by Other Sublessees. Sublessor shall not be responsible to Sublessee or to those claiming by, through or under Sublessee for any damage that may have been occasioned by or through the acts or omissions, negligent or otherwise, of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Chelsea Piers, or otherwise, or for any loss or damage resulting to Sublessee or Sublessee’s agents, employees or invitees or those claiming by, through or under Sublessee, or it or their property, from the bursting, stopping or leaking of sprinklers or of vapor, gas, sewer or steam pipes, unless caused by the negligence or willful misconduct of Sublessor or its employees, agents or contractors.

N.                          Protection of Names and Marks. Sublessor and Sublessee recognize that use of the other’s identifying names, marks, and logos in advertising for the Chelsea Piers, or any part thereof, whether or not required or permitted herein, shall be subject to the prior written approval of the other, shall not create any rights of use in favor of either, other than as specifically permitted herein and shall cease at any time upon either’s direction and, in any event, shall cease upon termination of this Sublease.

O.                          Waiver of Trial By Jury. Sublessee and Sublessor each waives trial by jury in any action, proceeding, or counterclaim brought by Sublessor or Sublessee against the other on any matters whatsoever arising out of or connected with this Sublease, the relationship of sublessor and sublessee, Sublessee’s use of or occupancy of the Premises, and any emergency or statutory remedy.

P.                            Hazardous Materials. Sublessee shall not cause, direct, suffer or permit Sublessee or any of its agents, contractors, employees, licensees or invitees, to use, handle, manufacture, store or dispose of in or about the Premises or the Chelsea Piers (i) any substance subject to regulation by or under any federal, state or local laws or ordinances relating to the protection of the environment or the storage, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant thereto (collectively “Environmental Laws”) or ( ii) any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives ((i) and (ii) collectively “Hazardous Materials”); nor shall Sublessee suffer or permit any Hazardous Materials to be used in any manner other than in compliance with Environmental Laws. Notwithstanding the foregoing, and subject to Sublessor’s prior consent, Sublessee may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Sublessee shall always handle, store, use, and dispose of such Hazardous Materials in a safe and lawful manner and shall prevent such Hazardous Materials from contaminating the Premises, the Chelsea Piers and/or appurtenant land or the environment (the foregoing being “Sublessee’s Environmental Covenant”). Sublessee shall indemnify and hold each and all of Sublessor, Sublessor’s manager, officers, directors, agents, affiliates, contractors and employees harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any breach by Sublessee or any of Sublessee’s employees, agents or contractors of Sublessee’s Environmental Covenant. Notwithstanding the foregoing, (a) in no event shall Sublessee have any liability hereunder on account of Hazardous Materials that were present in the Premises or the Building prior to the date of this Lease, and (b) Sublessor shall indemnify and hold harmless Sublessee from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including without limitation cleanup costs and reasonable attorney’s fees) arising out of the presence of Hazardous Materials in, on or under the Premises or the Building unless present as a result of the acts of Sublessee or its contractors, agents, employees or invitees. Sublessor’s warrants that Sublessor has no actual knowledge of the existence of any Hazardous Materials.

Q.                          Broker. Each of Sublessor and Sublessee represents and warrants that it has not dealt with no real estate consultant other than CB Richard Ellis (“Broker”), in connection with this Sublease, and that insofar as it knows, no other broker negotiated this Sublease or is entitled to any fee or payment in connection herewith. Each of Sublessor and Sublessee shall indemnify, defend and save the other harmless from and against all claims for tees or brokerage commissions from anyone other than the Broker with whom the indemnifying party has dealt in connection with the Premises or this Sublease. Sublessor agrees to pay Broker a $29,760 consulting fee in accordance with the terms of a separate agreement between Sublessor and Broker. The covenants, representations and agreements of the parties set forth herein shall survive the expiration or earlier termination of this Sublease.

R.                          Estoppel Certificates. From time to time, within 10 Business Days next following Sublessor’s request, Sublessee shall deliver to Sublessor a written statement executed and acknowledged by Sublessee, in form reasonably satisfactory to Sublessor, (a) stating that this Sublease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Base Rent, Additional Rent and other charges hereunder have been paid, together with the amount of monthly Base Rent then payable, (c) stating whether or not, to the best knowledge of Sublessee, Sublessor is in default under this Sublease, and, if Sublessor is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the security deposit under this Sublease, (e) stating whether there are any subleases affecting the Premises, (f) stating the address of Sublessee to which all notices and communication under this Sublease shall be sent and (g) certifying as to any other factual matters reasonably requested by Sublessor.

S.                                 Sublessor Services. Sublessor shall provide the following services:

(i)                            Perimeter Heating. Sublessor shall furnish perimeter heat to the north and south sides of the Premises during business hours on Business Days from November 1st until April 30th.

(ii)                         HVAC System. Sublessor shall provide regular service and maintenance (including replacement if required) to the Mitsubishi heating and air conditioning system installed within the Premises at Sublessor’s sole cost and expense. Sublessee shall be responsible for the utility costs associated with operating said heating and air conditioning system and for the cost of any repairs (including replacement if required) or service that are required as a result of Sublessee’s misuse of said systems.

(iii)                      Water. Sublessor shall supply reasonable quantities of hot and cold water to a point or points on the floor of which the Premises are a part, for ordinary drinking, cleaning and lavatory purposes. If Sublessee requires, uses or consumes water for any other purpose, Sublessor may install a water meter and measure Sublessee’s water consumption for all purposes. In such event, Sublessee shall pay Sublessor for the cost of the meter and its installation thereof, as Additional Rent upon rendering of bills, keep such meter and installation in good working order and repair, at Sublessee’s sole cost and expense, and pay to Sublessor for water consumed, as shown on said meter.

(iv)                     Cleaning.        Provided that Sublessee’s use of the Premises is consistent with that of regular office use (e.g. no extraordinary food prep/service, data processing, etc.), Sublessor shall clean premises in accordance with the specification and cost (2010 rate) set forth on Exhibit C. Sublessor and its cleaning contractor and their employees shall have access to the Premises, and shall have the use of Sublessee’s light, power and water in the Premises, without charge therefor, as may reasonably be required for the purposes of cleaning the Premises. Notwithstanding the foregoing, Sublessee may elect, upon at least sixty (60) days advance written notice to Sublessor, to contract directly for cleaning services within the Premises with a cleaning contractor of Sublessee’s choice and at Sublessee’s expense, so long as the scope of such services is at least equal to that set forth in Exhibit C. During such period as Sublessee is contracting directly with a third party contractor for cleaning services within the Premises, Sublessor shall neither provide nor charge Sublessee for cleaning services within the Premises.

T.                           Surrender. Upon the expiration or earlier termination of this Sublease, Sublessee shall remove all of its personal property, furniture, furnishing and movable equipment. All fixtures, installations or alterations (including, without limitation, Sublessee’s Work) in and to the Premises which are permanently affixed to the Premises shall become a part of the Premises at the time of their installation and remain upon and be surrendered with the Premises as a part thereof.

U.                          Sports Center Health Club Memberships. During the Sublease Term, employees of 2tor, Inc. and Quick International Courier shall have the opportunity to join the fitness center in the Sports Center at Chelsea Piers in a discounted and subsidized corporate membership program as detailed on Exhibit D.

[The remainder of this page is intentionally left blank.]

V.                          Untenantability. Notwithstanding anything to the contrary elsewhere in this Sublease, if the Premises is rendered untenantable (as evidenced by Sublessee ceasing to conduct business therein) for more than three (3) consecutive Business Days due to either (i) any failure of Sublessor to provide any service that Sublessor is required to provide under this Sublease due to a matter within Sublessor’s control or (ii) any work being performed in or about the Premises by Sublessor or its employees, agents or contractors, then, as Sublessee’s sole and exclusive remedy for such untenantability, and provided that Sublessee has given Sublessor at least three (3) Business Days’ advance written notice of Sublessee’s intent to vacate the Premises and abate Base Rent hereunder if tenantability is not restored, payments of Base Rent shall be abated on a per diem basis commencing on the fourth (4th) consecutive Business Day of such untenantability and continuing thereafter for the duration of such untenantability.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

CHELSEA PIERS L.P.

By:	Chelsea Piers Management Inc., General Partner

	By:	/s/ David A. Tewksbury
David A. Tewksbury Executive Vice President

2TOR, INC.

By:	/s/ Rob Cohen
	Name:	Rob Cohen
	Title:	CFO

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 16th day of November in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared David A. Tewksbury, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

My Commission Expires:	5-18-11	/s/ Paul Rindone
Notary Public
(Affix Notarial Stamp)

Paul Rindone Notary Public, State of N.Y. No. 24 - 4894450 Qualified in Kings Co. Comm. expires 5-8-11

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 16th day of November in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Robert C. Cohen personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

My Commission Expires:	5-18-11	/s/ Paul Rindone
Notary Public
(Affix Notarial Stamp)

Paul Rindone Notary Public, State of N.Y. No. 24 - 4894450 Qualified in Kings Co. Comm. expires 5-8-11

Exhibit A

Floor Plan of Premises

Exhibit B

Floor Plan and Work Specification

1.              Demolition and Carting — all demolition and carting for the work shown on Construction Plan A-001 are included.

2.              Painting — all painting of the new drywall, doors, and frames are included. Patching and painting of damaged areas of existing walls is included. All steel to remain silver and other existing walls to remain white.

3.              Hollow Metal and Hardware —Hollow metal frames, doors and hardware for all new doors indicated on Construction Plan A001 are included. All conference room and entry doors shall be hollow metal with full glass panel.

4.              Millwork- wall mounted and floor mounted wood bookcases are included as shown on Furniture Plan A-004 and the Elevations shown on Plan A-005. Chelsea Piers Management will bear the cost and expense for the initial 320 square feet of bookcases. 2tor shall reimburse Chelsea Piers Management for furnishing and installing bookcases in excess of 320 square feet. Rod and shelf in two (2) coat closets are included. Install plastic laminate pantry cabinets six (6) feet of overhead cabinets and six (6) feet of base cabinets are included. Stainless steel counter is included. 2tor shall choose cabinet and counter colors.

5.              Flooring — All flooring to remain. Repair and patching as required is included.

6.              Glass- Laminated glass panels installed in a painted wood frame as indicated on the Construction Plan A-001 and the elevations shown on Plan A-005 are included. Glass to be 1/2 laminated safety glass.

7.              Electrical — New light fixtures in the two conference rooms are included as per reflected Ceiling Plan A-002. A total of twenty fixtures shall be provided. The existing track fixtures shall remain and re-lamped and re-switched as required. Licensee shall reimburse Licensor the cost for furnishing and installing any additional light fixtures in excess of those contained herein. Power outlets and telephone/data outlets as per Power and Telephone Plan A-003. Licensor shall install back boxes, conduits and draglines in all Telephone/Data locations. Licensee shall be responsible for the cost of furnishing and installing the telephone and data cabling. Exit lights and emergency lights as per code shall be included. Fire Alarm modifications as per code are included.

8.              Plumbing — Cut and cap the existing rough in plumbing adjacent to the bathrooms. Furnish and install new supply lines and waste lines for new pantry. Furnish and install new pantry sink and water line to refrigerator. Install new condensate drain lines for all HVAC equipment.

9.              Sprinkler- All work necessary to modify and relocate the existing sprinklers to comply with the NYC Building Code is included.

10.       HVAC - The installation of a Mitsubishi Multi-City air conditioning system-utilizing wall hung and ceiling mounted air handlers is included.  The system to provide heating and cooling as per the NYC Building Code and a Licensed NYS Professional Engineer.

11.       Appliances- One (1) residential style refrigerator and one (1) dishwasher are included. Any cost for additional appliance will be the responsibility of 2tor.

12.       Specialty Items — All code-required signage (exits, stairways, fire alarm, etc.) is included. The cost of other interior and approved exterior signage is the responsibility of 2tor.

13.       Miscellaneous - All design cost for the Architect, Engineers, and expeditors to perform the work contained herein and to provide legal occupancy of the space is included. All fees for permits and NYC Department of Buildings costs are included.

14.       All other costs and work not defined herein will be the responsibility of 2tor.

Exhibit C

Cleaning Specification

Daily (Monday — Friday)

General Office Areas

Dust mop all wood floors, vacuum carpets (if any)
Empty all waste pails and dispose of trash

Remove all paper for recycling

Remove recyclable cans and bottles

Clean conference room — table(s)

Pantry

Remove food waste

Clean counters, sink and floors
Load and run dishwasher

Restrooms

Empty all waste containers

Dry mop floor

Fill all dispensers

Spray disinfect all fixtures and disposal containers

Clean all toilet fixtures and urinals inside and outside (use brush and bowl swab daily)
Clean all sinks and counter tops

Clean all mirrors and bright work

Clean outside of all waste containers

Remove all finger marks and smudges and dust all sills and ledges

Wash floor with disinfectant cleaner making sure all corners are cleaned

Other

Clean lobby areas — lower and upper
Clean elevator floors and stainless

Weekly

Clean interior of glass

Wipe all telephone handsets

Annually

Clean exterior glass

Chelsea Piers Management will perform the above specified cleaning for a monthly cost of $.25/RSF (2010 cost). Additional cleaning can be arranged.

Exhibit D

2tor Inc/Quick International (“2tor employees”)
Corporate Membership Program

2010 monthly member rate of $162 will be discounted for 2tor employees as follows:

1.	Discounted Rate -	$100/month
2.	2tor Corporate Subsidy -	$(25)/month
3.	Chelsea Piers Corporate Match -	$(25)/month
	Effective 2tor Employee Rate	$ 50/month

2tor/Quick will be billed monthly for their respective subsidy amounts.

FIRST AMENDMENT TO SUBLEASE

AGREEMENT made this 26 day of July 2011 by and between Waterfront Services I LLC , a Delaware limited liability company having an office c/o Chelsea Piers Management, Chelsea Piers, Pier 62 — Room 300, New York, New York 10011 (“Sublessor”), and 2tor, Inc., a Delaware corporation having an office at Chelsea Piers, Pier 59, New York, NY 10011 (“Sublessee”) as sublessee.

W I T N E S S E T H:

WHEREAS Chelsea Piers LP as sublessor and Sublessee as sublessee heretofore entered into a sublease (the “Sublease”) dated November 11, 2009 for premises comprised of the portion of the second (2nd) floor of Pier 59 at the Chelsea Piers shown on Exhibit A to the Sublease and comprised of approximately 8,000 rentable square feet (the “Pier 59 Premises”) and now occupied by Sublessee; and

WHEREAS effective July 1, 2010 Chelsea Piers LP duly assigned its interest as sublessor under the Sublease to Waterfront Services I LLC and transferred to Waterfront Services I LLC all security deposits, rents, and fees (if any) paid to Chelsea Piers LP for periods following July 1, 2010; and Waterfront Services I LLC assumed all of the obligations of the sublessor under the Sublease; and

WHEREAS the parties wish to amend certain provisions of the Sublease;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sublease is hereby amended as follows:

1.                                 Effective October 1, 2011, the demised premises under the Sublease are expanded to include the portion of the second (2nd) floor and mezzanine of Pier 60 at the Chelsea Piers shown as hatched on Exhibit A, consisting of approximately 8,402 rentable square feet (the “Pier 60 Premises”). As used herein and in the Sublease, effective October 1, 2011 the term “Premises” shall mean the Pier 59 Premises together with the Pier 60 Premises.

2.                                 Notwithstanding the foregoing, if Sublessor is unable to give possession of the Pier 60 Premises on or before October 1, 2011, Sublessor shall not be subject to any liability for failure to give possession on such date and the validity of this First Amendment to Sublease shall not be impaired, nor shall the same be construed in any wise to extend the Term of the Sublease (as modified by this First Amendment), but the “Pier 60 Premises Base Rent”, as that term is defined in ¶4 below, shall be abated (provided Sublessee is not responsible for the inability to obtain possession) until Sublessor shall have given Sublessee written notice that Sublessor is able to deliver possession. The provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-1 of the New York Real Property Law.

3.                                 The Term of the Sublease is hereby extended to and including December 31, 2016. The “Termination Date”, as that term is defined in ¶2A of the Sublease, unless the Term is sooner terminated pursuant to the terms of the Sublease, is December 31, 2016.

4.                                 Paragraph 5A of the Sublease is amended as of October 1, 2011 to provide that (subject to ¶2 above) Sublessee shall pay to Sublessor (i) the portion of the Base Rent allocable to the Pier 59 Premises (the “Pier 59 Base Rent”) and (ii) the portion of the Base Rent allocable to the Pier 60 Premises (the “Pier 60 Base Rent”), collectively the “Base Rent”, at the annual rates set forth below. Effective as of October 1, 2011 the term “Base Rent” in the Sublease as herein amended shall mean the sum of the Pier 59 Base Rent and the Pier 60 Base rent.

PIER 59 BASE RENT

	Annual Pier 59	Monthly Pier 59
Year	Base Rent	Base Rent
October 2011- December 2011		$20,000.00
2012	$260,000.00	$21,666.67
2013	$280,000.00	$23,333.33
2014	$280,000.00	$23,333.33
2015	$289,800.00	$24,150.00
2016	$299,943.00	$24,995.25

PIER 60 BASE RENT

	Annual Pier 60	Monthly Pier 60
Year	Base Rent	Base Rent
October 2011- December 2011		$21,005.00
2012	$273,065.00	$22,755.42
2013	$294,070.00	$24,505.83
2014	$294,070.00	$24,505.83
2015	$304,362.45	$25,363.54
2016	$315,015.14	$26,251.26

5.                            (a) The parties acknowledge a scrivener’s error in ¶12B(ii) of the Sublease, the phrase “five percent (6%)” should read “five percent (5%)”.

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(b)         From and after July 2014, Sublessee shall pay Sublessor, as additional rent, an amount equal to Thirteen and 97/100 (13.97%) Percent (comprised of the sum of Six and 81/100 (6.81%) Percent for the Pier 59 Premises and Seven and 16/100 (7.16%) Percent for the Pier 60 Premises. collectively “Sublessee’s Proportionate Share”) of any and all amounts Sublessor is required to pay pursuant to §5B(iv) of the sublease dated July 1, 2010 between Chelsea Piers LP as sublessor and Sublessor as sublessee (“Real Estate Tax Escalation Additional Rent”). For purposes of this paragraph, Sublessor’s provision to Sublessee of a copy of a bill to Sublessor from the sublessor of the Waterfront Sublease for tax additional rent shall be presumptive evidence that the amount set forth on such bill is due from Sublessor for tax additional rent.

(c)          Effective October 1, 2011 Sublessee shall pay Sublessor, as additional rent, within ten (10) business days after Sublessor’s issuance of a bill therefore, charges for gas provided to the HVAC units (or their replacements, as applicable) in the Pier 60 Premises, based on a reasonable estimate of use to be prepared by Sublessor or its engineer. There shall be no change to billing for utilities in the Pier 59 Premises. In no event shall Sublessee in any manner tie into or connect with any electric lines, water, steam, or gas lines or other power or utility sources serving any other party or premises without Sublessor’s express written consent

(d)         For purposes of clarification and avoidance of ambiguity, effective October 1, 2011 (provided that Sublessor has given Sublessee possession of the Pier 60 Premises) all items of Additional Rent shall be paid by Sublessee for the Premises, as the term Premises is defined in this First Amendment, meaning the Pier 59 Premises together with the Pier 60 Premises. If billed to Sublessee directly by Chelsea Piers LP, Sublessee shall pay such amounts directly to Chelsea Piers LP.

(e)          Notwithstanding anything to the contrary herein or in the Sublease, and excluding charges related to the Pier 60 Work (defined below), Additional Rent for work performed, services rendered, and other sundry charges from Sublessor to Sublessee which do not recur on a regular monthly basis, shall be paid by Sublessee within thirty (30) days after Sublessor’s rendition of a bill therefore to Sublessee.

6.                                      (a) Sublessee is leasing the Pier 60 Premises AS IS and, except as set forth in §6(6), Sublessor shall have

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no obligation to furnish, render or supply any work, labor, services, material, fixtures, equipment or decorations to make the Pier 60 Premises ready for Sublessee’s occupancy. Sublessee acknowledges that Sublessor has afforded Sublessee the opportunity for full and complete investigations, examinations and inspections of the Pier 60 Premises, and in making this First Amendment to Sublease Sublessee has relied solely on such investigations, examinations and inspections as Sublessee has chosen to make.

(b)         Sublessor shall perform work in and to the Pier 60 Premises substantially as described in Sublessee’s plans, a preliminary copy of which is Exhibit B, subject to Sublessor’s final written approval of Sublessee’s complete plans and specifications (including layout, architectural, mechanical and structural drawings) which Sublessee shall submit to Sublessor on or before July 30, 2011 (the “Pier 60 Work”). Such complete plans and specifications must be prepared by an architect licensed as such in the State of New York, must comply with all applicable rules, law and regulations, and must be in a form sufficient for filing for a building permit with the NYC Department of Buildings. Sublessor shall maintain records of its costs associated with the Pier 60 Work including without limitation costs associated with permits approvals and certificates, contractor and subcontractor costs, plan review and other professional costs, Sublessor and Chelsea Piers Management staff costs, and materials (“Costs”).

(c)               the Costs shall initially be borne by Sublessor, and to the extent provided below shall subsequently be paid by Sublessee, as Additional Rent, as follows:

(i)                  Sublessor shall be solely responsible for the first $75,000.00 of the Costs.

(ii)               responsibility for Costs in excess of the first $75,000,00 but less than $125,000.00 in total shall be divided equally, so that Sublessor and Sublessee are each responsible for fifty (50%) percent of such Costs.

(iii)            Sublessee shall be solely responsible for all Costs in excess of the first $125,000.00 but less than $200,000.00 in total.

(iv)           Sublessee shall be solely responsible for all Costs in excess of the first $200,000.00 but less than $250,000.00 in total.

(v)              Sublessee shall be solely responsible for all Costs in excess of $250,000.00 in total.

(vi)           All Costs for which Sublessee is responsible hereunder shall be paid by

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Sublessee to Sublessor, as Additional Rent, within ten (10) business days after Sublessor’s issuance of bills therefore; except that the Costs under §6(c)(iv) above shall be paid by Sublessee to Sublessor, as Additional Rent, in equal monthly installments over thirty-six (36) months, on the first day of each month, commencing January 2012 and ending December 2014.

In no event shall Sublessee be entitled to any credit or other consideration in the event that Sublessor is responsible for less than $100,000.00 of Costs. Performance of the Pier 60 Work, delays or defects in connection therewith, and failures on the part of Sublessor to perform its obligations hereunder of payment or otherwise shall not constitute an eviction hereunder. Notwithstanding anything to the contrary contained herein, once the total Costs reach $250,000.00, Sublessor shall not be required to perform any further Pier 60 Work.

(d) Prior to Sublessee entering into possession of the Pier 60 Premises, Sublessor will clean, paint, and install new lighting in the fire stair and entrance vestibule immediately to the north of the grade level entrance to the Pier 60 Premises, and shall enlarge, refurbish and reconfigure such vestibule in a manner substantially consistent with Exhibit C, provided that the work and plans in Exhibit C are permitted under all applicable rules, law and regulations including without limitation the New York City Building Code. Sublessee may, at its sole cost and expense, install electronic security and/or access hardware in the Pier 60 Premises in connection with entrance to the Premises from such vestibule provided that Sublessee complies with ¶15 of the Sublease and the Operating Rules.

7.                  Section 11 of the Sublease is modified by deleting the figure “$60,000.00” in the first sentence thereof and substituting in its place and stead the figure “$150,000.00”. Simultaneous with the execution hereof Sublessee has deposited with Sublessor the sum of $90,000.00 in order to increase the total security deposit held by Sublessor pursuant to §11 of the Sublease (as herein modified) to $150,000.00.

8.                  The existing arrangement with respect to Sports Center Health Club Memberships, as set forth in ¶31U of the Sublease and Exhibit D to the Sublease, shall remain in effect until such time as Sublessee notifies Sublessor in writing that Sublessee would like to put into effect the terms set forth in the document annexed as Exhibit D hereto.

9.                  Sublessee covenants warrants and represents that there was no broker involved in this transaction or in connection with this First Amendment of Sublease or entitled to any commission, fee or other compensation in connection therewith, and Sublessee shall indemnify, defend and hold Sublessor harmless from all costs, expenses, damages and liabilities, including

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reasonable attorney’s fees and expenses, arising from any claims for brokerage commissions, finder’s fees or other compensation of any broker, finder, agent or representative. This paragraph shall survive the expiration or early termination of the Sublease.

10.                     Pursuant to §2.2(a) of the Prime Lease, the Term of the Prime Lease was duly extended to and including June 30, 2014. Sublessor represents that the tenant under the Prime Lease intends and is proceeding in good faith to seek to further extend the Term of the Prime Lease pursuant to §2.2(c) thereof, for a term beyond the Termination Date of the Sublease as herein amended. This First Amendment of Sublease is entered into, and made, subject to the foregoing, it being understood and agreed that Sublessor can convey, and is now conveying, only such right, title and interest in and to the Prime Lease Premises as it presently has; and Sublessor shall have no liability to Sublessee in the event that the term of the Prime Lease is not extended as aforesaid; except to the extent that if the term of the Prime Lease is not so renewed and by reason thereof Sublessor shall not have quiet enjoyment of the Premises hereunder after June 30, 2014, Sublessor shall reimburse Sublessee for a fraction of one-half (1/2) of the total funds actually paid by Sublessee for renovations to the Premises after the date hereof, where the numerator of such fraction shall be the number of days between June 30, 2014 and December 31, 2016 that Sublessee shall not have quiet possession of the Premises hereunder and the denominator of such fraction shall be Nine Hundred Thirteen (913). To the extent that an estate is conveyed hereunder for a period from and after June 30, 2014, such estate shall be deemed to have been conveyed only if and to the extent that the term of the Prime Lease is extended; and upon such extension of the term of the Prime Lease such estate shall be deemed to have been conveyed nunc pro tunc as of the date hereof.

11.                     As herein modified, the Sublease is hereby reaffirmed and ratified and shall remain in full force and effect. As herein modified, all capitalized terms herein shall have the same meanings as defined in the Sublease.

12.                     This Agreement contains the entire agreement between the parties and neither party has made nor relied upon any representations not expressly set forth herein.

13.                     This Agreement may not be modified, changed, amended or waived except by a writing signed by the party to be charged.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Agreement

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as of the date first above set forth.

WATERFRONT SERVICES I LLC Sublessor

By:	/s/ Tom Bernstein
Tom Bernstein
President

2TOR, INC. Sublessee

By:	/s/ John Katzman
	Name:	John Katzman
	Title:	CEO

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 28 day of July, 2011 before me, the undersigned, personally appeared Tom Bernstein, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

KEITH C. CHAMPAGNE Notary Public, State of New York No. 31 -4824215 Qualified in New York Country

/s/ Keith C. Champagne
Commission Expires 4/30/2014	Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 28 day of July, 2011 before me, the undersigned, personally appeared John Katzman personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

KEITH C. CHAMPAGNE Notary Public, State of New York No. 31 -4824215 Qualified in New York Country Commission Expires 4/30/2014	/s/ Keith C. Champagne
Notary Public

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EXHIBIT A

BLUE STREAK MAIN LEVEL

SCALE: N.T.S.

OPEN TO
BELOW

BLUE STREAK MEZZANINE LEVEL

SCALE: N.T.S.

EXHIBIT B

CONF TABLE
CONF TABLE
PHONE ROOM
SECONDARY ENTRANCE
ELECTRICAL SERVICE
HOT WATER HEATER
PHONE SERVICE
WOMEN'S ROOMS
KITCHEN
MEN'S SHOWERS
HALLWAY
PASSENGER
ELEVATOR
MAIN ENTRANCE
CLOSET
CONFERENCE ROOM
DN
DOWN STAIRS
6
12
12
11
12'-0"
12'-0"
9'-2"
6'-0"
4'-0"
5'-2"
5'-0"
14'-6"
15'-4"
38'-5"
16'-5"
17'-9"
6'-8½"
6'-8½"
6'-11½"

2nd Floor

EXHIBIT C

Exhibit C

1.              Cross hatched area will be incorporated into existing first floor subtenant lobby.

2.              Partition separating two spaces will be removed.

3.              Ceiling, walls and floor of cross hatched area will be improved with materials similar to existing first floor subtenant lobby.

4.              Subtenant (2tor) responsible for any changes to main entrance door, including new hardware and/or security access system.

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2 of 2
Partition Remove
GAS ROOM
Finishes Same/Similar to Existing subtenant Lobby
Existing subtenant Lobby
Expanded Lobby
UP
Emergency Exit
ENTRANCE

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EXHIBIT D

The Sports Center at Chelsea Piers

Corporate Membership - 2Tor

2Tor will receive a Corporate Membership (up to 100 employees) to The Sports Center for a fee of $5,000.00 paid monthly by EFT (annual fee $60,000) starting 10/1/2011. An additional charge of $50/per employee/per month will be charged to the company’s EFT account for any employee member above 100. The EFT will be processed on the 2nd day of each month, should the 2nd land on a weekend or holiday the EFT will be processed the following business day. The membership fees will increase 5% annually starting 10/2012. The following must be adhered to in addition to the Membership Agreement and Bylaws:

1.              Each individual 2Tor employee must meet with a SC representative and sign a “Membership Application”, show proof of employment, and photo I.D. to activate their membership.

2.              Each 2Tor employee that wishes to charge incidentals (i.e. café, training, spa etc.) to their house account must fill out the “Payment” portion of the membership application and provide a valid credit card or checking account information for automatic (EFT) authorization for all charges.

3.              Each 2Tor employee must check-in to the club using their membership I.D. every time they enter the facility. The Sports Center will install an I.D. scanner on the 2Tor door.

4.              2Tor employees/owners may use the “direct access” door to the Sports Center to access the facility Monday — Friday 6:30am — 9pm (hours subject to change for holidays, club closings etc.). All other times 2Tor employees/owners must enter/exit the Sports Center using the main entrance.

5.              All guests of 2Tor employees/owner must be put on the Sports Center Guest List in advance by contacting their membership consultant. Once the guest arrives, they must check-in with a Sports Center front desk employee, complete a “Guest Waiver”, and provide valid photo I.D. Individual guest(s) are limited to 3 visits as a guest. After the third visit the guest must become a member to access the facility. 2Tor is responsible for every person that enters through the direct access door.

6.              2Tor is responsibly for securing the door and limiting access into their office space.

7.              The Sports Center will install a security camera at the entrance of 2Tor.

The Sports Center has the right to decline/limit direct access from 2Tors space to the Sports Center if it’s our reasonable opinion that the access is being abused in any way.